ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT is entered into as of February 9, 1998, between BANKATLANTIC BANCORP, INC., a Florida corporation ("Bancorp"), RYAN, BECK & CO., INC., a New Jersey corporation (the "Company"), and BCP ACQUISITION CORPORATION, a New Jersey corporation which is wholly-owned by Bancorp ("Acquisition").

                             Preliminary Statements

         WHEREAS, Bancorp and the Company believe that the mutual best interests of Bancorp and the Company and of their respective stockholders will be served by the acquisition provided for herein in which the Company will, subject to the terms and conditions set forth herein, be acquired by Bancorp through the merger of the Company with and into Acquisition.

         WHEREAS, Bancorp recognizes the value of maintaining and intends to maintain the operations of the Company in an autonomous subsidiary after the acquisition contemplated hereby; and

         WHEREAS, Bancorp is a savings bank holding company with over $3 billion of assets and has the resources and capital to enable the Company to grow and pursue its business plan; and

         WHEREAS, simultaneously with or prior to the execution of this Agreement, the members of the Board of Directors of the Company executed and delivered to Bancorp a voting agreement in the form attached hereto as Exhibit A; and

         WHEREAS, Bancorp and the Company have agreed, in connection with the transactions contemplated hereby, to establish a retention program as described in Section 5.17 hereto for the purpose of retaining the services of certain employees of the Company following consummation of the transactions contemplated hereby; and

         WHEREAS, concurrently with the execution of this Agreement and as a material inducement to Bancorp to enter into this Agreement, the Company and Bancorp have entered into a Stock Option Agreement (the "Company Stock Option Agreement") pursuant to which the Company has granted to Bancorp an option to purchase from the Company shares of Company Common Stock, upon the terms and subject to the conditions set forth therein;

                                    Agreement

         In consideration of the preliminary statements and the respective covenants, representations and warranties contained in this Agreement, and intending to be legally bound, the parties agree as set forth below.

                                   DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

         "Acquisition Common Stock" means the common stock of Acquisition, par value $.01 per share.

         "Affiliate" has the meaning specified in Rule 144 promulgated by the SEC under the Securities Act.

         "Agreement" means this Acquisition Agreement together with all exhibits and schedules referred to herein.

         "Average Price" means the average of the closing sale prices per share of Class A Common Stock on the NYSE for the period of 10 consecutive trading days ending with (and including) the second trading day prior to the Closing Date.

         "Class A Common Stock" means the Class A Common Stock of Bancorp, par value $0.01 per share.

         "Class B Common Stock" means the Class B Common Stock of Bancorp, par value $0.01 per share.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Common Stock" means the common stock of the Company, par value $0.10 per share.

         "Company Preferred Stock" means the preferred stock of the Company, par value $0.10 per share.

         "Company Subsidiary" means a Subsidiary of the Company.

         "Cumberland Transaction" means the acquisition of Cumberland Advisors, a New Jersey general partnership, substantially on the terms set forth in the merger agreement relating to such acquisition as described in the disclosure schedules to this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Florida BCA" means the Business Corporation Act of the State of
Florida.

         "Guaranty" means, as to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees the indebtedness, liabilities or obligations of others, directly or indirectly, in any manner, including agreements to purchase such indebtedness, liabilities or obligations, or to supply funds to or in any manner invest in others, or to otherwise assure the holder of such indebtedness, liabilities or obligations against loss.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Knowledge" or "known", whether or not capitalized, means, with respect to any representation or warranty or other statement in this Agreement qualified by the knowledge of any party, that such party has made a reasonable investigation as to the matters that are the subject of such representation, warranty or other statement. Where reference is made to the knowledge of Bancorp or the Company, such reference shall be deemed to include the officers and managerial employees of Bancorp or the Company, respectively, all of whom shall be deemed to have conducted the investigation required by this definition.

         "Lien"  means  any  lien,   encumbrance,   charge,  security  interest,
restriction (including any restriction on voting rights or disposition), default, equity, claim or third party right of any nature whatsoever.

         "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, operations, financial condition, results of operations or business prospects of such Person and its Subsidiaries, considered as one enterprise.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NASDAQ" means the National Market Segment of the NASDAQ Stock Market.

         "New Jersey BCA" means the Business Corporation Act of the State of New Jersey.

         "NYSE" means the New York Stock Exchange, Inc.

         "Person" means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, limited liability company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

         "Regulatory Agency" means any federal, state or foreign governmental or regulatory agency or authority or any Self-Regulatory Body.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Self-Regulatory  Body"  means  any  non-governmental   self-regulatory
agency, commission or authority.

         "Stockholder Voting Agreements" mean those certain agreements, in the form attached hereto as Exhibit A, between certain stockholders of the Company and Bancorp, dated as of the date hereof, pursuant to which, among other things, each of such stockholders has agreed to vote his shares of Company Common Stock in favor of the Merger.

         "Subsidiary" of any Person means any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of 50% or more, or any Person which may be controlled, directly or indirectly, by such Person, whether through the ownership of voting securities, by contract, or otherwise.


                                    ARTICLE I
                                   THE MERGER

         1.1 Merger: Closing Date, Closing and Effective Time. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., at such place and on a date determined by Bancorp on at least five business days notice (the "Closing Notice") given to the Company, which date (the "Closing Date") shall be as soon as practicable following the receipt of all necessary approvals and consents of all Regulatory Agencies and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). Simultaneous with or immediately following the Closing, Bancorp and the Company shall cause to be filed a certificate of merger in accordance with Section 10.7 of the New Jersey BCA, in form and substance satisfactory to Bancorp and the Company, with the Secretary of State of the State of New Jersey (the "Certificate of Merger"). The Certificate of Merger shall specify as the "Effective Time" of the Merger a date and time following the Closing agreed to by Bancorp and the Company (which date and time the parties currently anticipate will be the close of business on the Closing Date). In the event the parties fail to specify the date and time in the Certificate of Merger, the Merger shall become effective upon (and the "Effective Time" shall be) the filing of the Certificate of Merger. (As used herein, the "Effective Date" of the Merger shall be the date of the Effective Time.) The separate corporate existence of the Company shall thereupon cease and Acquisition shall be the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall continue unaffected and unimpaired by the Merger.

         1.2 Certificate of Incorporation of Surviving Corporation. From and after the Effective Time, and until further amended in accordance with the New Jersey BCA, the Certificate of Incorporation of Acquisition shall be the Certificate of Incorporation of the Surviving Corporation, except that after the Effective Date of the Merger, the name of Acquisition shall be "Ryan, Beck & Co., Inc.".

         1.3 Bylaws of Surviving Corporation. The Bylaws of Acquisition, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until duly amended in accordance with such Bylaws and applicable law.

         1.4 Officers and Directors of Surviving Corporation. As of the Effective Date, the officers and directors of the Surviving Corporation shall be as mutually agreed to by the parties prior to the Effective Time, who shall serve in each case until their respective successors are duly appointed or elected and qualified, or until their earlier death, resignation or removal.

         1.5 Articles of Incorporation of Bancorp. The Articles of Incorporation of Bancorp shall not be affected by the Merger.


                                   ARTICLE II
                     CONSIDERATION; SHARE EXCHANGE; OPTIONS

         2.1 Conversion of Company Common Stock. At the Effective Time, each share of Company Common Stock which is issued and outstanding immediately prior to the Effective Time shall be converted without any action on the part of the holder thereof into and be exchangeable for 0.609 shares of Class A Common Stock (the "Conversion Ratio") (rounded to the nearest thousandth of a share), subject to adjustment as provided in Section 7.1(m) hereof and subject to the payment of cash in lieu of fractional shares in accordance with Section 2.6 hereof.

         In the event Bancorp effects a stock split, stock dividend, recapitalization or similar transaction with respect to Bancorp's outstanding Class A Common Stock prior to the Effective Time, the Conversion Ratio set forth in this Section 2.1 and the Average Price "collar" of $13.60 set forth in
Section 7.1(m) shall be proportionately adjusted as appropriate. For example, with respect to the previously announced 25% stock dividend payable on February 18, 1998 to holders of record of Class A Common Stock on February 4, 1998, the Conversion Ratio will be adjusted to .761 and the Average Price "collar" of $13.60 set forth in Section 7.1(m) will be adjusted to $10.88.

         2.2 Impact on Stock Options. At the Effective Time, each unexpired and unexercised option to purchase shares of Company Common Stock (other than under the Company Stock Option Agreement), whether or not then exercisable (a Company Option"), shall be assumed by Bancorp, and each Company Option shall be converted automatically into an option to purchase a number of shares of the Class A Common Stock (a "Substitute Option") equal to the number of shares of Company Common Stock that could have been purchased under the Company Option multiplied by the Conversion Ratio as determined in Section 2.1 (except that upon exercise any options to purchase fractional shares resulting from any such adjustment shall be eliminated unless the terms of the option award provides otherwise), at a price per share of Company Common Stock equal to the option exercise price under the Company Option, divided by the Conversion Ratio as determined in Section 2.1 (with the resulting exercise price rounded to the nearest whole cent), provided that in the case of any Company Option intended to qualify as an incentive stock option under Section 422 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in compliance with
Section 424(a) of the Code. The duration, vesting and other terms of the Substitute Options shall be the same as the original Company Options, except that references to the Company shall be deemed to be references to Bancorp.

         2.3 Conversion of Acquisition Common Stock. At the Effective Time, each share of Acquisition Common Stock that is issued and outstanding immediately prior to the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         2.4     Exchange of and Payment for Company Common Stock.

                  (a) Bancorp will cause the exchange agent selected by Bancorp (which shall be an exchange agent reasonably acceptable to the Company) (the "Exchange Agent") to send to each record holder of shares of Company Common Stock which shall have been converted into shares of Class A Common Stock in the Merger an appropriate letter of transmittal for purposes of such stockholder's obtaining certificates representing such shares of Class A Common Stock, which letter of transmittal shall be mailed to such stockholder's address of record provided by the Company. As soon as practicable after the Effective Time and after surrender to the Exchange Agent of a properly executed letter of transmittal and any certificates which immediately prior to the Effective Time shall have represented any then issued and outstanding shares of Company Common Stock, Bancorp shall, subject to the provisions of Section 2.4(c) hereof, cause to be distributed to the person in whose name such Company Common Stock shall have been registered, certificates registered in the name of such person representing the shares of Class A Common Stock into which such shares of Company Common Stock shall have been converted at the Effective Time and a check payable to such person representing the payment of cash in lieu of fractional shares determined in accordance with Section 2.6 hereof. Until surrendered as contemplated by the preceding sentence, each certificate which immediately prior to the Effective Time shall have represented any then issued and outstanding shares of Company Common Stock shall be deemed at and after the Effective Time to represent only the right to receive, upon such surrender, the certificates and payment contemplated by the preceding sentence.

                  (b) No dividends or other distributions declared after the Effective Time with respect to shares of Class A Common Stock and payable to the holders of record thereof after the Effective Time shall be paid with respect to Company Common Stock converted into Class A Common Stock in the Merger until such properly executed letter of transmittal and any unsurrendered certificates representing such shares of Company Common Stock are surrendered as provided herein. Upon the surrender of such letter of transmittal and any such outstanding certificates, however, there shall be paid to the record holder of the certificates of Class A Common Stock issued in exchange for the shares of Company Common Stock, the aggregate amount of dividends and distributions, if any, which theretofore became payable in respect of the shares of Class A Common Stock into which such Company Common Stock is converted, subject in any case to any applicable escheat laws and unclaimed property laws. No interest shall be payable on or in respect of the payment of such dividends or cash in lieu of fractional shares on surrender of outstanding certificates.

                  (c) If any cash or certificate representing shares of Class A Common Stock is to be paid to or issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the payment or issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Class A Common Stock in any name other than that of the registered holder of the certificate surrendered.

                  (d) Any portion of the Class A Common Stock or cash in lieu of fractional shares payable hereunder that remains unclaimed by the stockholders of the Company for 12 months after the Effective Time shall, if on deposit with the Exchange Agent, be paid to the Company. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Company for payment of the shares of Class A Common Stock or cash in lieu of any fractional shares and any unpaid dividends and distributions on the Class A Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. Notwithstanding the foregoing, none of the Company, Bancorp, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (e) In the event any certificate which, immediately prior to the Effective Time, represented Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Bancorp or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the shares of Class A Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

         2.5 No Further Transfers of Company Common Stock. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such outstanding shares are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing the shares of Class A Common Stock or cash in lieu of fractional shares into which they were converted, or both, as provided in this
Article II.

         2.6 Cash in Lieu of Fractional Shares. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Class A Common Stock shall be issued upon the conversion of shares which prior to the Effective Time shall have represented any then outstanding shares of Company Common Stock, no dividend or distribution of Bancorp shall relate to any fractional share otherwise issuable pursuant to the terms hereof and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Bancorp. In lieu of any fractional shares, there shall be paid to each holder of shares of Company Common Stock who otherwise would be entitled to receive a fractional share of Class A Common Stock, an amount of dollars in cash (without interest) determined by multiplying such fraction by the Average Price.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Bancorp as follows:

         3.1   Organization,   Standing  and  Authority.   The  Company  is  a
corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company is duly qualified to do business and is in good standing in each jurisdiction (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be duly qualified is not reasonably likely to have a Material Adverse Effect on the Company. The Company and each of the Company Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. The Company and each of the Company Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its properties and assets.

         3.2 Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock, of which, as of the date hereof, 3,594,933 shares were issued and outstanding and 88,000 were held in treasury, and 2,000,000 shares of Company Preferred Stock, none of which, as of the date hereof, were issued and outstanding and none of which were held in treasury. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of common law, statutory or contractual preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth on Schedule 3.2 and except for the Company Stock Option Agreement, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, stock appreciation rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock. Schedule 3.2 sets forth, as of the date hereof, the number of shares of Company Common Stock that were reserved for issuance upon the exercise of Company Options and the number of shares of Company Common Stock purchasable under such options. Except as set forth in Schedule 3.2 and except for shares reserved in connection with the Company Stock Option Agreement, no other shares of Company Common Stock were reserved for issuance. The Company has previously provided Bancorp with a list, as of the date hereof, of the holders of Company Options, the date of each grant of a Company Option, the number of shares subject to each such Company Option, the expiration date of each such Company Option, the vesting schedule of each such Company Option and the price at which each such Company Option may be exercised. Except as set forth on Schedule 3.2 and except for the Company Stock Option Agreement, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire, or to register for sale, any shares of capital stock of the Company. Except as set forth on Schedule 3.2, there are no outstanding contractual obligations of the Company or any Company Subsidiary to vote or to dispose of any shares of the capital stock of any Company Subsidiary.

         3.3 Company Subsidiaries. Schedule 3.3 sets forth a list of all the Company Subsidiaries, including the jurisdictions (whether federal, state, local or foreign) in which such Company Subsidiaries are organized or qualified to do business as a foreign corporation, a brief description of such Company Subsidiary's principal activities and, if any of such Company Subsidiaries is not wholly-owned by the Company or a Company Subsidiary, the percentage owned by the Company or any Company Subsidiary and the names, addresses and percentage ownership of any Person having an ownership interest in such Company Subsidiary. No equity securities of any of the Company Subsidiaries are or may become required to be issued (other than to the Company or a wholly-owned Company Subsidiary), and there are no contracts, commitments, understandings or arrangements by which any of the Company Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of the Company to vote or to dispose of such shares. All of the shares of capital stock of each Company Subsidiary are fully paid and nonassessable and subject to no common law, statutory or contractual preemptive rights and, except as set forth on Schedule 3.3, are owned by the Company or a Company Subsidiary free and clear of any Liens. Each Company Subsidiary is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be duly qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. Except as set forth on Schedule 3.3, the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person. Schedule 3.3 sets forth a list of all equity securities the Company holds, directly or indirectly, and involving, in the aggregate, ownership or control of 5% or more of any class of the issuer's voting securities or 25% or more of the issuer's equity (treating subordinated debt as equity); provided, that the Company is not required to list on Schedule 3.3 any (i) securities held by it in its capacity as a broker-dealer for the benefit of others, (ii) securities with a value of less than $250,000 held by it in its capacity as a market maker, and (iii) securities held by it for less than thirty (30) days in its capacity as a market-maker. Schedule 3.3 lists or describes in reasonable detail all partnership, joint ventures or similar entities, in which the Company owns or controls an interest, directly or indirectly.

         3.4 Corporate Authority. The Company has full corporate power and authority to execute this Agreement and the Company Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. Subject to the approval by its stockholders of this Agreement and the transactions contemplated hereby, this Agreement and the Company Stock Option Agreement have been authorized by all necessary corporate action of the Company and each is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

         3.5 No Violation. Except as set forth on Schedule 3.5, the execution, delivery and performance of this Agreement and the Company Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, does not and will not (i) violate or conflict with the Certificate of Incorporation or by-laws or other organizational documents of the Company or of any Company Subsidiary and (ii) assuming that the consents and approvals referred to in Section 3.6 are duly obtained (a) violate, conflict with, or result in a breach of any of the provisions of, or constitute a default (or an event which, with notice of lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of their respective properties or assets may be subject, or (b) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary or any of their respective properties or assets other than violations, conflicts, breaches, defaults, terminations, accelerations, or Lien creations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent the consummation of the transactions contemplated by this Agreement or the Company Stock Option Agreement.

         3.6 Consent and Approvals. Other than in connection with (a) the HSR Act, (b) the Securities Act, (c) the Exchange Act, (d) the securities laws of any federal, state, local or foreign jurisdiction, and except as set forth on
Schedule 3.6, no consent, approval or authorization of, or registration, qualification or filing with any federal, state, local or foreign Regulatory Agency or other Person is required to be made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the Company Stock Option Agreement or the consummation by the Company of the transactions contemplated hereby or thereby, other than consents, approvals, authorizations, registrations, qualifications or filings, the failure of which to obtain or make would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent the consummation of the transactions contemplated by this Agreement or the Company Stock Option Agreement.

         3.7 Company Reports. Except as set forth on Schedule 3.7, the Company and each Company Subsidiary has in all material respects timely filed all reports, registrations, statements, and other filings, together with any amendments required to be made with respect thereto, that were required to be filed since December 31, 1994 with any Regulatory Agency, including, without limitation, the SEC or the NASD (all such reports and statements, including the financial statements, exhibits and schedules thereto, being collectively referred to herein as the "Company Reports"), including, without limitation, all reports, registrations, statements and filings required under the Securities Act, the Exchange Act or any applicable state securities or "blue sky" laws, and has paid all fees and assessments payable in connection therewith. As of their respective dates, except as and to the extent amended or modified on a subsequent date prior to the date of this Agreement, each of the Company Reports complied in all material respects with the statutes, rules, regulations and orders enforced or promulgated by the Regulatory Agency (including the SEC or the NASD) with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3.8 Financial Statements. The Company has previously made available to Bancorp copies of (a) the consolidated balance sheets of the Company and the Company Subsidiaries as of December 31 for the fiscal years 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years then ended, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Company 1996 Form 10-K") filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Deloitte & Touche, LLP, independent public accountants with respect to the Company and (b) the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of September 30, 1997 and related consolidated statements of income, changes in stockholders' equity and cash flows for the nine months then ended as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (collectively, the "Company Financial Statements"). The December 31, 1996 and the September 30, 1997 consolidated balance sheets of the Company (including the related notes, where applicable) fairly present in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof, and the other Company Financial Statements referred to in this Section 3.8, and any Company Financial Statements filed by the Company with the SEC under the Exchange Act after the date of this Agreement (including the related notes, where applicable) will fairly present in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the Company and the Company Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such Company Financial Statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and each of the Company Financial Statements (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") during the periods involved except, in each case, as indicated in such Company Financial Statements or in the notes thereto. The books and records of the Company and the Company Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

         3.9 Absence of Undisclosed Liabilities. Except as disclosed in the Company Financial Statements, or as set forth on Schedule 3.9, neither the Company nor any of the Company Subsidiaries has any obligation or liability (contingent or otherwise), including liabilities under Environmental Laws (as hereinafter defined), that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

         3.10 Absence of Certain Changes. The business of the Company and the Company Subsidiaries has been conducted in the ordinary and usual course, consistent with past practice, and there has not been: (1) since December 31, 1996, any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to constitute or result in a Material Adverse Effect on the Company; or (2) since September 30, 1997, except as set forth on Schedule 3.10 or in the Company Reports, any event, occurrence, development or state of circumstances or facts which would result in a violation of the covenants set forth in Section 5.1 of this Agreement had such events, occurrences, developments or state of circumstances or facts occurred after the date hereof.

         3.11 Properties; Securities. Except as specifically reserved against or otherwise disclosed in the Company Financial Statements (including the related notes and schedules thereto) and except for those properties and assets that have been sold or otherwise disposed of in the ordinary course of business, and except as set forth on Schedule 3.11, the Company and the Company Subsidiaries have good and marketable title, free and clear of all Liens to all of the properties and assets, tangible or intangible, reflected in the Company Financial Statements as being owned by the Company or the Company Subsidiaries as of the dates thereof, other than those Liens that, individually or in the aggregate, are not reasonably like to have a Material Adverse Effect on the Company. The Company and the Company Subsidiaries do not, directly or indirectly, control any real property not used in the ordinary course of their business, except as set forth on Schedule 3.11. All buildings and all fixtures, equipment and other property and assets which are held under leases or subleases by any of the Company or the Company Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms. The properties and assets now owned, leased or used by the Company and the Company Subsidiaries are sufficient and adequate to carry on their businesses as presently conducted. Except as set forth on Schedule 3.11 or reflected on the Company Financial Statements, each of the Company and the Company Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien. Such securities are valued on the books of the Company or the Company Subsidiaries in accordance with GAAP.

         3.12   Litigation; Regulatory Action.

                  (a) Except as set forth on Schedule 3.12(a) or in the Company Reports, (1) no litigation, proceeding or controversy ("Litigation") before any court, arbitrator, mediator or Regulatory Agency is pending against the Company or any of the Company Subsidiaries and, to the Company's knowledge, no such Litigation has been threatened; (2) neither the Company nor any of the Company Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Agency charged with the supervision or regulation of broker-dealers, securities underwriting or trading, stock exchanges, commodities exchanges, or insurance agents and brokers (including, without limitation, the SEC, the NYSE, the NASD, or any other Self-Regulatory Body) or the supervision or regulation of the Company or any of the Company Subsidiaries; and (3) neither the Company nor any of the Company Subsidiaries has received any notice (whether or not in writing) from any Regulatory Agency (i) that the Company or any Company Subsidiary has or may have violated any of the statutes, rules, regulations, or ordinances which such Regulatory Agency enforces, or has otherwise engaged in any unlawful business practice, (ii) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange, or governmental authorization, (iii) requiring any of them (including any of the Company's or the Company Subsidiary's, directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy), (iv) restricting or disqualifying the activities of the Company or any of the Company Subsidiaries (except for restrictions generally imposed by rule, regulation or administrative policy on broker-dealers generally) or (v) in any manner relating to its capital adequacy, its management or its business. Set forth on Schedule 3.12(a) is a true and complete list, as of the date hereof, of all Litigation affecting the Company, its assets or its officers or directors (to the extent the Company might be obligated to provide indemnification with respect thereto) pending or threatened arising out of any state of facts relating to the sale of securities or investment products by the Company, the Company Subsidiaries or any employees thereof (including, without limitation, equity or debt securities, mutual funds, insurance contracts, annuities, partnership and limited partnership interests, interests in real estate, investment banking services, securities underwritings in which the Company or any Company Subsidiaries was a manager, co-manager, syndicate member or distributor, Derivatives Contracts (as hereinafter defined) or structured notes).

                  (b) Except as disclosed in Schedule 3.12(b), and except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and the Company Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any Company Subsidiary since December 31, 1994. Except as set forth on Schedule 3.12(b), there is no material unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any Company Subsidiary.

         3.13 Compliance with Laws. Except as set forth on Schedule 3.13, the Company and each of the Company Subsidiaries and their respective officers and employees: (a) in the conduct of its business (including, without limitation, its municipal securities and NASDAQ market-making activities) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, and the rules of all Self-Regulatory Bodies applicable thereto; (b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Agencies that are required in order to permit them to own and operate their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened or reasonably likely; and all such filings, applications and registrations are current; and (c) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Regulatory Agency against the Company, any Company Subsidiary or any officer, director or employee thereof.

         3.14 Registrations. Except as set forth on Schedule 3.14, neither the Company, nor any of the Company Subsidiaries or Affiliates of the Company, is subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), or the Investment Advisors Act of 1940, as amended (the "Investment Advisors Act"). The Company and the Company Subsidiaries and each of their employees which are or who are required to be registered as a broker/dealer, a registered representative, an insurance agent or a sales person with the SEC, the securities commission of any state or foreign jurisdiction or any Self-Regulatory Body are duly registered as such and in good standing and such registrations are in full force and effect. All federal, state and foreign registration requirements have been complied with and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

         3.15   Material Contracts.

                  (a) Except as set forth on Schedule 3.15(a), neither the Company nor any Company Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (each a "Contract") (i) with respect to the employment of any directors, executive officers, key employees or material consultants, (ii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC under the Securities
Act) that has not been filed or incorporated by reference in the Company Reports, (iii) which contains any material non-competition or exclusivity provisions with respect to any business or geographic area in which business is conducted with respect to the Company or any Company Subsidiary or which restricts the conduct of any business by the Company or any Company Subsidiary or any geographic area in which the Company or any Company Subsidiary may conduct business or requires exclusive referrals of any business, (iv) with or to a labor union or guild (including any collective bargaining agreement), (v) under which any of the benefits of any other party thereto will be increased, or the vesting of the benefits of any other party thereto will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of any other party thereto will be calculated on the basis of any of the transactions contemplated by this Agreement or (vi) which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement. The Company has previously made available to Bancorp true and correct copies of all employment, severance and deferred compensation agreements with executive officers, key employees or material consultants to which the Company or any Company Subsidiary is a party, all of which are listed on Schedule 3.15(a). Each Contract of the type described in this Section 3.15(a), whether or not set forth on Schedule 3.15(a), is referred to herein as a "Company Contract", and neither the Company nor any Company Subsidiary knows of, or has received notice of, any violation of any Company Contract by any of the other parties thereto. Except as set forth on
Schedule 3.15(a), neither the Company nor any of the Company Subsidiaries is in material default under any Company Contract to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits and there has not occurred any event that with the lapse of time or the giving of notice or both, would constitute such a material default. Except as set forth on
Schedule 3.15(a), there are no Contracts between any Affiliate of the Company, on the one hand, and the Company or any Company Subsidiary, on the other hand.

                  (b) The Company and each of the Company Subsidiaries is in compliance in all material respects with the terms of each Contract with any Person to whom the Company or any Company Subsidiary provides services (a "Client"), and each such Contract is in full force and effect with respect to the applicable Client. Each extension of credit by the Company or any of the Company Subsidiaries to any Client (i) is in full compliance with Regulation T of the Federal Reserve Board or any substantially similar regulation of any Regulatory Agency, (ii) is fully secured, and (iii) the Company or a Company Subsidiary, as the case may be, has a first priority perfected security interest in the collateral securing such extension.

         3.16 No Brokers. Neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or the transactions contemplated by this Agreement. It shall not be deemed a breach of this Section 3.16 for the Company to employ an investment banking firm to provide a fairness opinion in connection with the transactions contemplated by this Agreement.

         3.17   Employee Benefit Plans.

                  (a) Set forth on Schedule 3.17(a) is a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by the Company or any of the Company Subsidiaries for the benefit of employees, former employees, directors or former directors of the Company or any of the Company Subsidiaries or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to Bancorp.

                  (b) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of the Company and the Company Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, comply, in all material respects, with ERISA. Except as set forth on
Schedule 3.17(b), each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified, under Section 401(a) of the Code, has received, pursuant to a request that accurately described such Pension Plan, a determination letter to that effect from the Internal Revenue Service with respect to all applicable statutes as enacted through 1994, and the Company is not aware of any circumstances reasonably likely to result in the revocation of any such favorable determination letter or that otherwise would adversely affect the Pension Plan's qualified status under Code Section 401(a). There are no pending, threatened or anticipated material claims (other than routine claims for benefits) by, or on behalf of, or against any of the ERISA Plans. Neither the Company nor any of the Company Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject the Company or any of the Company Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material to the Company. With respect to each ERISA Plan, the transaction contemplated by this Agreement is in compliance with ERISA and does not constitute a prohibited transaction, within the meaning of the Code and ERISA, or an exemption from such prohibition is available under the Code and ERISA.

                  (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of the Company Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company or any Company Subsidiary under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of the Company Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12 months.

                  (d) All  contributions  required to be made under the terms of any  ERISA  Plan  have  been  timely  made.  Neither  any  Pension  Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of the Company Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (e) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

                  (f) Neither the Company nor any of the Company Subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth on Schedule 3.17(f). There are no restrictions on the rights of the Company or any of the Company Subsidiaries to amend or terminate any such Plan without incurring any liability thereunder.

                  (g)  Except  as set forth on  Schedule  3.17(g),  neither  the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of the Company Subsidiaries under any Compensation and Benefit Plan or otherwise from the Company or any of the Company Subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefit, or (iv) result in the imposition to the recipient of any excise tax pursuant to Section 4999 of the Code.

         3.18 No Knowledge. The Company knows of no reason why the regulatory approvals referred to in Section 6.1(b) should not be obtained without the imposition of any condition of the type referred to in such Section 6.1(b).

         3.19   Labor   Relations.   Each  of  the  Company  and  the  Company
Subsidiaries is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. Neither the Company nor any of the Company Subsidiaries is engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against the Company or any of the Company Subsidiaries before the National Labor Relations Board. Neither the Company nor any of the Company Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of the Company Subsidiaries the subject of a proceeding asserting that it or any such Company Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or such Company Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving the Company or any of the Company Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company aware of any activity involving its or any of the Company Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         3.20 Insurance. The Company and the Company Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the insurance policies, binders, or bonds maintained by the Company or the Company Subsidiaries are in full force and effect; the Company and the Company Subsidiaries are not in default thereunder; and all claims thereunder have been filed in due and timely fashion. Set forth on
Schedule 3.20 is a list of all insurance policies maintained by or for the benefit of the Company or the Company Subsidiaries or their directors, officers, employees or agents.

         3.21 Affiliates. Except as set forth on Schedule 3.21, there is no person who, as of the date of this Agreement, may be deemed to be an Affiliate of the Company.

         3.22 State Takeover Laws; Certificate of Incorporation. The Company has taken all necessary action to exempt the Merger, this Agreement, the Company Stock Option Agreement and the transactions contemplated hereby and thereby from, and the Merger, this Agreement, the Company Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from (a) any applicable state takeover laws, including, without limitation, the provisions of Sections 14A:10A-1 through 14A:10A-6 of the New Jersey BCA, (b) any applicable takeover provisions in the Company's Certificate of Incorporation or By-laws, and (c) any takeover provisions set forth in any Contract to which the Company is a party or may be bound.

         3.23 Environmental Matters. The Company and the Company Subsidiaries have obtained and maintained in effect all material licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance in all material respects with all Environmental Laws and with all such licenses, permits and authorizations. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on the Company or any Company Subsidiary, of any material liability or obligation arising under common law or under any local, state or federal Environmental Law including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against the Company or any Company Subsidiary. To the knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation.

         3.24 Taxes. Except as set forth on Schedule 3.24, (a) all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, premium, recording, documentary, documentary stamp, real estate transfer, transfer, back-up withholding or similar taxes, together with any interest, additions, or penalties with respect thereto (collectively "Taxes"), imposed on the income, properties or operations of the Company or the Company Subsidiaries have been paid in full or have been adequately reserved against on the books of the Company or the Company Subsidiaries, (b) all reports and returns with respect to Taxes and tax related information reporting requirements that are required to be filed by or with respect to the Company or the Company Subsidiaries, including without limitation consolidated federal income tax returns of the Company and the Company Subsidiaries (collectively, the "Company Tax Returns"), have been duly filed or requests for extensions have been filed and have not expired, and such Company Tax Returns were true, complete and accurate in all material respects, (c) the Company Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Company Tax Returns were required to be filed has expired, (d) all Taxes due with respect to completed and settled examinations have been paid in full, (e) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Company Tax Returns, except as reserved against in the Company Financial Statements prior to the date of this Agreement, (f) no waivers of statutes of limitations have been given by or requested with respect to any Taxes of the Company or the Company Subsidiaries and (g) neither the Company, the Company Subsidiaries, Bancorp nor any direct or indirect Subsidiary of Bancorp, as a consequence of the Company's actions prior to the Effective Time, will be obligated to make a payment to an individual that would be a "parachute payment" as such term is defined in Section 280G of the Code without regard to whether such payment is to be performed in the future.

         3.25  Derivatives.   All  currently  outstanding  exchange-traded  or
over-the-counter swap, forward future, option, cap, floor or collar financial contracts or any other similar arrangements, when (a) entered into for the Company's account or for the account of one or more of the Company Subsidiaries were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or Company Subsidiary, enforceable in accordance with its terms, and each of them is in full force and effect, and (b) when entered into on behalf of the Company's Clients, were entered into in a manner consistent with the directions of such Clients. Neither the Company nor any Company Subsidiary nor, to the Company's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. The Company Financial Statements disclose the value of such agreements and arrangements entered into for the Company's account on a mark-to-market basis in accordance with GAAP and, since December 31, 1996, there has not been a change in such value that, individually or in the aggregate, has resulted in a Material Adverse Effect on the Company.

         3.26 Accounting Controls. Each of the Company and the Company Subsidiaries maintains systems of internal accounting controls sufficient to provide reasonable assurances in the judgment of the Board of Directors of the Company, that (a) all material transactions are executed in accordance with management's general or specific authorization, (b) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, (c) access to the material property and assets of the Company and the Company Subsidiaries is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

         3.27 Proprietary Rights. The Company and the Company Subsidiaries have the right to use the names, service-marks, trademarks and other intellectual property, including computer software applications, material to the conduct of their business, all of which are listed on Schedule 3.27 and in the case of such names, service-marks and trademarks, in each state of the United States, such right of use is free and clear of any Liens, and no other person has the right to use such names, service-marks or trademarks in any such state.

         3.28 Reorganization. As of the date hereof, the Company is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

         3.29 Investment Advisory Activities. Except as set forth on Schedule 3.29, neither the Company nor any Company Subsidiary is or has been during the past five years an "investment advisor" within the meaning of the Investment Advisers Act, required to be registered, licensed or qualified as an investment advisor under the Investment Advisers Act or subject to any liability or disability by reason of any failure to be so registered, licensed or qualified. Neither the Company nor any Company Subsidiary is or has been during the past five years an "investment company" within the meaning of the Investment Company Act.

         3.30 Dissenters' Rights. No stockholder of the Company is entitled to exercise or assert dissenters' or appraisal rights as a result of the Merger, this Agreement or the transactions contemplated by this Agreement under the New Jersey BCA or any other applicable law.

         3.31 Opinion of Financial Advisor. Duff & Phelps, LLC ("Duff & Phelps") has delivered to the board of directors of the Company its written opinion (the "Fairness Opinion") to the effect that, as of February 9, 1998, the Conversion Ratio to be offered to the stockholders of the Company is fair to such stockholders from a financial point of view. The Company shall use its best efforts to deliver or cause to be delivered to Bancorp a signed copy of the Fairness Opinion.

         3.32 Year 2000 Compliance. The Company has taken all reasonable steps necessary to address the software, accounting and record keeping issues raised by the Year 2000 and the Company does not expect the cost of addressing such issues to have a Material Adverse Effect on the Company.

         3.33 Accuracy of Information. No representation or warranty of the Company contained in this Agreement, and none of the statements or information concerning the Company or the Company Subsidiaries contained in this Agreement or the exhibits and the schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF BANCORP AND ACQUISITION

         Bancorp hereby represents and warrants to the Company as follows:

         4.1  Organization,   Standing  and  Authority.  Each  of  Bancorp  and
Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Bancorp is duly qualified to do business and is in good standing in each jurisdiction (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be duly qualified is not reasonably likely to have a Material Adverse Effect on Bancorp. Bancorp and each of its Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except for such authorizations, the absence of which is not reasonably likely to have a Material Adverse Effect on Bancorp. Bancorp and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its properties and assets.

         4.2 Capitalization. The authorized capital stock of Bancorp consists of (i) 80,000,000 shares of Class A Common Stock, of which, as of the date hereof, 15,078,072 shares were issued and outstanding and none of which were held in treasury, (ii) 45,000,000 shares of Class B Common Stock, of which, as of the date hereof, 10,724,265 shares were issued and outstanding and none of which were held in treasury and (iii) 10,000,000 shares of preferred stock, par value $.01 per share, none of which, as of the date hereof, were issued and outstanding and none of which were held in treasury. All of the issued and outstanding shares of Class A Common Stock and Class B Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of common law, statutory or contractual preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth on Schedule 4.2, Bancorp does not have and is not bound by any outstanding subscriptions, options, warrants, calls, stock appreciation rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Class A Common Stock, Class B Common Stock or any other equity securities of Bancorp or any securities representing the right to purchase or otherwise receive any shares of Class A Common Stock or Class B Common Stock. Except as set forth on Schedule 4.2, there are no outstanding contractual obligations of Bancorp or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register for sale, any shares of capital stock of Bancorp. Except as set forth on Schedule 4.2, there are no outstanding contractual obligations of Bancorp or any Subsidiary to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

         4.3 Corporate Authority. Each of Bancorp and Acquisition has full corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. This Agreement has been authorized by all necessary corporate action of Bancorp and Acquisition and is a valid and binding agreement of each of Bancorp and Acquisition enforceable in accordance with its terms.

         4.4 No Violation . The execution, delivery and performance of this Agreement and the consummation by Bancorp and Acquisition of the transactions contemplated hereby, does not and will not (i) violate or conflict with the Articles of Incorporation or by-laws or other organizational documents of Bancorp or any of its Subsidiaries and (ii) assuming that the consents and approvals referred to in Section 4.5 are duly obtained (a) violate, conflict with, or result in a breach of any of the provisions of, or constitute a default (or an event which, with notice of lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any Lien upon any of the properties or assets of Bancorp or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Bancorp or any of its Subsidiaries is a party or by which Bancorp or any of its Subsidiaries may be bound, or to which Bancorp or any of its Subsidiaries or any of their respective properties or assets may be subject, or (b) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Bancorp or any Subsidiary thereof or any of their respective properties or assets.

         4.5 Consent and Approvals. Other than in connection with (a) the HSR Act, (b) the Securities Act, (c) the Exchange Act, (d) the securities laws of any federal, state, local or foreign jurisdiction, and except as set forth on
Schedule 4.5, no consent, approval or authorization of, or registration, qualification or filing with any federal, state, local or foreign Regulatory Agency or other Person is required to be made by Bancorp or Acquisition in connection with the execution, delivery or performance by Bancorp and Acquisition of this Agreement or the consummation by Bancorp and Acquisition of the transactions contemplated hereby, other than consents, approvals, authorizations, registrations, qualifications or filings, the failure of which to obtain or make would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp or prevent the consummation of the transactions contemplated by this Agreement.

         4.6 Bancorp Reports. Bancorp and each Subsidiary of Bancorp has in all material respects timely filed all reports, registrations, statements, and other filings, together with any amendments required to be made with respect thereto, that were required to be filed since December 31, 1994 with any Regulatory Agency, including, without limitation, the SEC (all such reports and statements, including the financial statements, exhibits and schedules thereto, being collectively referred to herein as the "Bancorp Reports"), including, without limitation, all reports, registrations, statements and filings required under the Securities Act, the Exchange Act or any applicable state securities or "blue sky" laws, and has paid all fees and assessments payable in connection therewith. As of their respective dates, except as and to the extent amended or modified on a subsequent date prior to the date of this Agreement, each of the Bancorp Reports complied in all material respects with the statutes, rules, regulations and orders enforced or promulgated by the Regulatory Agency with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         4.7 Financial Statements. Bancorp has previously made available to the Company copies of (a) the consolidated statements of financial condition of Bancorp and its Subsidiaries as of December 31 for the fiscal years 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years then ended, as reported in Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Bancorp 1996 Form 10-K") filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG Pear Marwick LLP, independent public accountants with respect to Bancorp and (b) the unaudited consolidated statement of financial condition of Bancorp and its Subsidiaries as of September 30, 1997 and related consolidated statements of operations, stockholders' equity and cash flows for the nine months then ended as reported in Bancorp's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (collectively, the "Bancorp Financial Statements"). The December 31, 1996 and the September 30, 1997 consolidated statements of financial condition of Bancorp and its Subsidiaries (including the related notes, where applicable) fairly present in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position of Bancorp and its Subsidiaries as of the respective dates thereof, and the other Bancorp Financial Statements referred to in this Section 4.7, and any Bancorp Financial Statements filed by Bancorp with the SEC under the Exchange Act after the date of this Agreement will fairly present in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Bancorp and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such Bancorp Financial Statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and each of the Bancorp Financial Statements (including the related notes, where applicable) has been prepared in accordance with GAAP during the periods involved except, in each case, as indicated in such Bancorp Financial Statements or in the notes thereto.

         4.8 Absence of Certain Changes. Since December 31, 1996, the business of Bancorp and its Subsidiaries has been conducted in the ordinary and usual course, consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to constitute or result in a Material Adverse Effect on Bancorp.

         4.9     Litigation; Regulatory Action.

                  (a) Except as disclosed in the Bancorp Reports, neither Bancorp nor any of its Subsidiaries is a party to any Litigation before any court, arbitrator, mediator or Regulatory Agency which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Bancorp and, to Bancorp's knowledge, no such Litigation has been threatened; and neither it nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is the subject of any order, decree, agreement, memorandum or understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Agencies, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Bancorp and neither it nor any of its Subsidiaries has been advised by any Regulatory Agencies that any such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

                  (b) Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Bancorp and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of Bancorp, investigation into the business or operations of Bancorp or any of Bancorp's Subsidiaries since December 31, 1994. There is no material unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Bancorp or any of its Subsidiaries.

         4.10 Compliance with Laws. Bancorp and each of its Subsidiaries and their respective officers and employees (a) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses and (b) has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Agencies that are required in order to permit them to own and operate their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Bancorp's knowledge, no suspension or cancellation of any of them is threatened or reasonably likely; and all such filings, applications and registrations are current.

         4.11 No Brokers. Neither Bancorp nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or the transactions contemplated by this Agreement.

         4.12 Shares Authorized. The shares of Class A Common Stock to be issued in exchange for shares of Company Common Stock upon consummation of the Merger in accordance with Article II of this Agreement, have been duly authorized and, when issued in accordance with the terms of this Agreement and in the case of shares issued upon the exercise of Company Options, the related stock option plan, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

         4.13 Absence of Undisclosed Liabilities. Except as disclosed in the Bancorp Financial Statements, neither Bancorp nor any of its Subsidiaries has any obligation or liability (contingent or otherwise), including liabilities under Environmental Laws, that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Bancorp.

         4.14 Taxes. All Taxes imposed on the income, properties or operations of Bancorp or its Subsidiaries have been paid in full or have been adequately reserved against on the books of Bancorp or its Subsidiaries. All reports and returns with respect to Taxes and tax related information reporting requirements that are required to be filed by or with respect to Bancorp or its Subsidiaries, including without limitation consolidated federal income tax returns of Bancorp and its Subsidiaries (collectively, the "Bancorp Tax Returns"), have been duly filed or requests for extensions have been filed and have not expired, and such Bancorp Tax Returns were true, complete and accurate in all material respects. The Bancorp Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Bancorp Tax Returns were required to be filed has expired. All Taxes due with respect to completed and settled examinations have been paid in full. No issues have been raised by the relevant taxing authority in connection with the examination of any of Bancorp Tax Returns, except as reserved against in the Bancorp Financial Statements prior to the date of this Agreement. No waivers of statutes of limitations have been given by or requested with respect to any Taxes of Bancorp or its Subsidiaries.

         4.15 Reserves. As of September 30, 1997, each of the allowance for loan losses and the reserve for OREO properties in the Bancorp Financial Statements was adequate pursuant to GAAP, and the methodology used to compute each of the loan loss reserve and the reserve for OREO properties complies in all material respects with GAAP and all applicable policies of the applicable Regulatory Agencies.

         4.16 Agreements with Regulators. Except as disclosed in writing to the Company by Bancorp prior to the date of this Agreement, neither Bancorp nor any Bancorp Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Regulatory Agency which restricts materially the conduct of its business, or in any manner relates negatively to its capital adequacy, its credit or reserve policies or its management, nor has Bancorp been advised by any Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither Bancorp nor any Bancorp Subsidiary is required by
Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition to an individual to its board of directors or the employment of an individual as a senior executive officer.

         4.17 No Knowledge. Bancorp knows of no reason why the regulatory approvals referred to in Section 6.1(b) should not be obtained without the imposition of any condition of the type referred to in such Section 6.1(b).

         4.18 Acquisition. Acquisition has no material liabilities or other obligations other than those incurred or entered into in connection with this Agreement or the transactions contemplated hereby. The authorized capital stock of Acquisition consists of 2,500 shares of common stock, no par value, and all issued and outstanding shares are owned solely Bancorp, free and clear of any Liens.

         4.19 Year 2000 Compliance. Bancorp has taken all reasonable steps necessary to address the software, accounting and record keeping issues raised by the Year 2000 and Bancorp does not expect the cost of addressing such issues to have a Material Adverse Effect on Bancorp.

         4.20 Accuracy of Information. No representation or warranty of Bancorp contained in this Agreement, and none of the statements or information concerning Bancorp and its Subsidiaries contained in this Agreement or the exhibits and the schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE V
                                    COVENANTS

         The Company hereby covenants to Bancorp, and Bancorp hereby covenants to the Company, as applicable, that:

         5.1 Forbearances of the Company. During the period from the date hereof until the Effective Time, except as expressly contemplated by this Agreement, the Company Stock Option Agreement or as set forth in Schedule 5.1, without the prior written consent of Bancorp, the Company will not, and will cause each of the Company Subsidiaries not to:

                  (a) conduct the business of the Company and the Company Subsidiaries other than in the ordinary and usual course or fail to use its best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with clients, customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon the Company's ability to perform any of its material obligations under this Agreement;

                  (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend (except for regular cash dividends at a rate not in excess of $.04 per share per annum on the Company Common Stock) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any stock appreciation rights or grant any Person any right to acquire any shares of its capital stock; (iv) issue any additional shares of capital stock, other than with respect to exercise of currently outstanding Company Options or any security or obligation convertible into or exchangeable for any shares of its capital stock; or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

                  (c) enter into, amend, modify or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or any Company Subsidiary, pay any bonus, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for changes that are required by applicable law, (iii) for bonuses paid in the ordinary course of business consistent with past practice,
(iv) for employment arrangements for, or grants of awards to newly hired employees in the ordinary course of business consistent with past practice, or
(v) for the termination of employment contracts disclosed in the disclosure schedules to this Agreement without the need to accrue more than $50,000 per contract pursuant to such termination;

                  (d) enter into, establish, adopt or amend (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or any of the Company Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder;

                  (e) except for sales of securities or other investments or assets in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, business or properties;

                  (f) except for the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person other than a wholly owned Subsidiary of the Company;

                  (g) amend the Company's Certificate of Incorporation, by-laws or the certificate or articles of incorporation or by-laws (or similar governing documents) of any of the Company Subsidiaries;

                  (h) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP, provided such GAAP required changes are agreed to by the Company's independent public accountants;

                  (i) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material lease, contract or agreement, or make any change in any of its material leases, contracts or agreements, other than renewals of leases, contracts or agreements without material changes of terms;

                  (j) settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $50,000 and which is not reasonably likely to establish an adverse precedent or basis for subsequent settlements;

                  (k) (i) take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VI not being satisfied or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation;

                  (l) other than in the ordinary course of business consistent with past practice, incur (i) any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance existing short-term indebtedness, and indebtedness under existing lines of credit), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or make any loan or advance or (ii) any capital expenditures, obligations or liabilities; and

                  (m) agree, commit to or enter into any agreement to take any of the actions prohibited by this Section 5.1.

         5.2 Forbearances of Bancorp. During the period from the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Company, Bancorp will not, and will cause each of its Subsidiaries not to:

                  (a) make, declare, pay or set aside for payment any extraordinary dividend; provided, however, the foregoing shall not apply to increases in the quarterly dividend rate payable on the Class A Common Stock and Class B Common Stock in the ordinary course of business consistent with past practices or the payment of any stock dividends on such shares; and

                  (b) (i) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(B) any of the conditions to the Merger set forth in Article VI not being satisfied or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

         5.3 Efforts. Subject to the terms and conditions of this Agreement, each party hereto shall shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger on the Effective Date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end (it being understood that any amendments to the Registration Statement (as hereinafter defined) or a resolicitation of proxies as a consequence of an acquisition agreement by Bancorp or any of its Subsidiaries shall not violate this covenant).

         5.4 Registration Statement; Proxy Statement. The Company and Bancorp shall prepare a proxy statement/prospectus (the "Proxy Statement") to be mailed to the holders of Company Common Stock in connection with the transactions contemplated hereby and to be filed by Bancorp in a registration statement (the "Registration Statement") with the SEC. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting (as hereinafter defined), such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of the Company relating to the Company or the Company Subsidiaries and by or on behalf of Bancorp relating to Bancorp or its Subsidiaries (A) will comply in all material respects with the provisions of the Securities Act and the Exchange Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by or on behalf of such other party specifically for use in the Registration Statement.

         5.5 Registration Statement Effectiveness. Bancorp will advise the Company, promptly after Bancorp receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed (after providing drafts in advance to the Company and its counsel for review and comment), of the issuance of any stop order or the suspension of the qualification of the Class A Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         5.6 Company Stockholder Approval. The Company shall take all such action as may be necessary to call, notice and convene as promptly as practicable a meeting of its stockholders (the "Meeting") to consider and vote upon the Merger, this Agreement and the transactions contemplated hereby. The Board of Directors of the Company has determined that the Merger is advisable and in the best interests of the Company and its stockholders and shall recommend in the Proxy Statement and otherwise that the Company's stockholders approve the Merger, this Agreement, and the transactions contemplated hereby, and otherwise use its best efforts to obtain stockholder approval of the Merger, this Agreement, and the transactions contemplated hereby; provided that said Board of Directors shall not be obligated to make such recommendation if the Company shall have received an offer for a Competing Transaction that the Board of Directors, after consultation with its outside legal counsel and financial advisors, determines in good faith is more favorable to the stockholders of the Company from a financial point of view than the transaction contemplated by this Agreement.

         5.7 Press Releases. The parties agree to reasonably cooperate in issuing any press release or other public announcement (including any filings made with the SEC) concerning this Agreement or the transactions contemplated hereby. Nothing contained herein shall prevent any party from at any time furnishing any information to any governmental authority which it is by law or otherwise so obligated to disclose or from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations under applicable law or the rules of the NYSE or NASDAQ; provided, such party uses good faith efforts to notify the other party about such pending disclosure and gives the other party a reasonable opportunity to cooperate in preparing such disclosure.

         5.8 Access; Information. Upon reasonable notice, the Company and Bancorp shall each afford the other and its officers, employees, counsel, accountants and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, data processing system files, commitments and records and, during such period, shall furnish promptly to the other (A) a copy of each material report, schedule and other document filed by it and its Subsidiaries with any Regulatory Agency, and (B) other than confidential client or customer information which a party is prohibited from disclosing, all other information concerning its business, properties and personnel as the other may reasonably request, provided that no investigation pursuant to this Section 5.8 shall affect or be deemed to modify or waive any representation or warranty made hereunder or the conditions to the obligations of either party to consummate the transactions contemplated by this Agreement. Neither party will use any information obtained pursuant to this Section 5.8 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is terminated, each party will hold all information and documents obtained pursuant to this paragraph in confidence unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by such party or as it is advised by counsel in writing that any such information or document is required by law or applicable published stock exchange rule to be disclosed, and in the event of the termination of this Agreement, such party will, upon request by the other, deliver to the other all documents so obtained by it or destroy such documents.

         5.9 Acquisition Proposals. The Company shall not, directly or indirectly, and shall instruct its officers, directors, employees, Subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of the Company Subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company Subsidiaries, to take any such action; provided, however, that nothing contained in this Section 5.9 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited proposal by such person to acquire the Company pursuant to a merger, consolidation, share exchange, tender offer, exchange offer, business combination or other similar transaction or to acquire all or substantially all of the assets of the Company or any of the Company Subsidiaries, if, and only to the extent that, (i) such Board of Directors, after consultation with outside legal counsel, determines in good faith that such action is required for such Board of Directors to comply with its duties to its stockholders imposed by applicable law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, such party uses all reasonable efforts to obtain from such person an executed confidentiality agreement. The Company shall notify Bancorp promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company or any of the Company Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction (other than the transactions contemplated by this Agreement and the Cumberland Transaction);
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition outside the ordinary course of business of 15% or more of the assets of the Company and the Company Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; (iv) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 40% or more of the then outstanding shares of capital stock of the Company; (v) any public announcement of a proposal, plan or intention to do any of the foregoing; provided, however, that for purposes of this Agreement and the Company Stock Option Agreement, none of the foregoing transactions or actions shall be deemed to constitute a Competing Transaction unless such transaction or action was initiated, or initial discussions or communications with respect thereto were initiated, prior to the termination of this Agreement.

         5.10 Blue-Sky Filings. Bancorp shall use its reasonable efforts to obtain all necessary state securities laws or "blue sky" permits and approvals, provided that Bancorp shall not be required by virtue thereof to submit to general jurisdiction in any state.

         5.11 State Takeover Laws; Certificate of Incorporation. The Company shall not take any action that would cause the transactions contemplated by this Agreement to be subject to any applicable state takeover statute and the Company shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from (A) any applicable state takeover law, as now or hereafter in effect, including, without limitation, Sections 14A:10A-1 through 14A:10A-6 of the New Jersey BCA, (B) any applicable takeover provisions in the Company's Certificate of Incorporation or By-laws, and (C) any takeover provisions set forth in any agreement to which the Company is a party or may be bound.

         5.12 Affiliate Agreements. The Company will cause each person who may be deemed by the Company to be an Affiliate of the Company (for purposes of Rule 145 under the Securities Act) to execute and deliver to Bancorp, as soon as practicable after the date of this Agreement, and before the mailing of the Proxy Statement for the Meeting, an agreement in the form attached hereto as Exhibit B restricting the disposition of the shares of Class A Common Stock to be received by such Affiliate in exchange for such Affiliate's shares of Company Common Stock except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder. The Company represents and warrants that Schedule 5.12 sets forth a list of all persons who, as of the date of this Agreement, are Affiliates of the Company.

         5.13 Shares Listed. Bancorp shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, upon official notice of issuance, the shares of Class A Common Stock to be issued to the holders of Company Common Stock pursuant to this Agreement.

         5.14 Regulatory Applications. The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Regulatory Agencies which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply fully with the terms and conditions of all such permits, consents, approvals and authorizations of all Regulatory Agencies. The parties hereto shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Bancorp, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Regulatory Agency in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Agencies necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         5.15     Current Information.

                  (ai During the period from the date of this Agreement to the Effective Date, each of the Company and Bancorp shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

                  (bi The  Company  shall  promptly  notify  Bancorp  of (1) any material change in the business or operations of the Company or any Company Subsidiary, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Agency relating to the Company or any Company Subsidiary, (3) the institution or the threat of material Litigation involving or relating to the Company or any Company Subsidiary, or (4) any event or condition that might be reasonably expected to cause any of the Company's representations or warranties set forth herein not be true and correct as of the Effective Time or prevent the Company from fulfilling its obligations hereunder; and in each case shall keep Bancorp informed with respect thereto.

                  (ci Bancorp shall (1) promptly notify the Company of any event or condition that might reasonably be expected to cause any of Bancorp's representations or warranties set forth herein not to be true and correct as of the Effective Time or prevent Bancorp from fulfilling its obligations hereunder and (2) notify the Company immediately of any denial of any application filed by Bancorp with any Regulatory Agency with respect to this Agreement, and in each case shall keep the Company informed with respect thereto.

         5.16 ESOP Termination. The Company shall take all steps necessary to terminate the Company's Employee Stock Ownership Program (the "ESOP") effective at or prior to the Effective Time. The termination of the ESOP shall be in accordance with all applicable laws, statutes and regulations, including, without limitation, ERISA, and shall not subject the Company or Bancorp to any material obligation or liability.

         5.17     Incentive Plan.

                  (a) Retention Pool. At the Effective Time, Bancorp will establish a retention pool (the "Retention Pool") consisting of restricted shares of Class A Common Stock to be used to retain key employees of the Company. The value of the shares which will be dedicated to the Retention Pool shall be equal to 20% of the aggregate of the value of the shares of Class A Common Stock issued in the Merger (excluding options issued in the Merger in exchange for other options and excluding shares of Class A Common Stock issued in the Merger in exchange for shares of Company Common Stock which were issued by the Company after the date of this Agreement) and the value of the shares dedicated to the Retention Pool. As used in the previous sentence, the "value" of the number of shares of Class A Common Stock shall be equal to the Average Price multiplied by the number of shares. The individuals eligible for inclusion in the Retention Pool and the respective allocations will be determined by the management of the Company, in consultation with and subject to the approval of Bancorp, prior to the Effective Time.

                  (b) Vesting. The shares of Class A Common Stock in the Retention Pool shall vest on the fourth anniversary of the Effective Date subject to the conditions and upon the terms and as set forth in Exhibit C hereto.

                  (c) Eligibility. Eligibility to participate in the Retention Pool shall require an individual to be employed by the Company as of the vesting date and subject to the terms and conditions set forth in Exhibit C hereto.

                  (d) Adjustment. If an employee of the Company who has been selected to participate in the Retention Pool shall forfeit the right to receive shares of Class A Common Stock thereunder, as set forth in Exhibit C, the shares allocated to that individual shall be cancelled and the number of shares of Class A Common Stock in the Retention Pool shall be adjusted accordingly.

         5.18     Indemnification/Liability Coverage.

                  (a) For six years after the Effective Date, or for such longer period as contemplated by any applicable statute of limitations, Bancorp shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors and executive officers of the Company and the Company Subsidiaries (each, an "Indemnified Party"), against all liabilities and expenses (including, without limitation, professional fees and disbursements, investigation and other costs, settlements and judgments) arising out of, or asserted or incurred in connection with any claim, action, suit, investigation or proceeding (including any proceeding by or in the right of the Company, or the Surviving Corporation as statutory successor to the Company) alleging, (i) actions or omissions occurring at or prior to the Effective Date (including, without limitation, actions or omissions in connection with the transactions contemplated by this Agreement) and (ii) actions or omissions occurring after the Effective Date in connection with the transactions contemplated by this Agreement in either case (whether (i) or (ii)) to the fullest extent that the Indemnified Parties would be entitled to indemnification under the New Jersey BCA and the Company's Certificate of Incorporation and Bylaws as in effect on the date hereof. In furtherance and not in limitation of the foregoing, as of the Effective Date, Bancorp shall, and shall cause the Surviving Corporation to, assume and reaffirm each of the existing Indemnification Agreements (the "Indemnification Agreement") between the Company and its present and former directors and certain executive officers (each of which is listed on Schedule 5.18 and copies of which have been previously delivered to Bancorp). Notwithstanding anything herein to the contrary, Bancorp's and the Surviving Corporation's aggregate obligation pursuant to this indemnity (including amounts paid under available insurance coverage) shall not exceed $35,000,000.

                  (b) Bancorp shall use its reasonable best efforts to maintain the Company's existing directors' and officers' liability insurance policy (or a policy, including Bancorp's existing policy, providing comparable coverage amount on terms no less favorable) covering persons who are currently covered by such insurance for a period of three years after the Effective Date; provided, that Bancorp shall not be obligated to make an annual premium payment in respect to such policy (or replacement policy) which exceeds, for the portion related to the Company's directors and officers, 150% of the annual premium payment on the Company' current policy in effect as of the date of this Agreement; provided, further, that if such coverage can only be obtained upon the payment of an annual premium in excess of 150% of the annual premium payment of the Company's current policy, Bancorp shall obtain such coverage as can reasonably be obtained by paying a premium of 150% of the annual premium payment of the Company's current policy in effect as of the date of this Agreement.

                  (c) Any Indemnified Party wishing to claim indemnification under Section 5.18(a), upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify Bancorp thereof; provided, that the failure so to notify shall not affect the obligations of Bancorp and the Surviving Corporation under Section 5.18(a), unless such failure materially increases Bancorp and the Surviving Corporation's liability under such Section. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date and subject to the terms of the relevant Indemnification Agreement), (1) Bancorp or the Surviving Corporation shall have the right to assume the defense thereof, if it so elects, and the Surviving Corporation shall pay all reasonable fees and expenses of counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that if Bancorp or the Surviving Corporation does not elect to assume the defense thereof, the Indemnified Parties shall have the right to employ its or their own counsel and Bancorp or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel; provided further, however, that Bancorp and the Surviving Corporation shall be obligated pursuant to this subsection (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suits or proceedings arising out of or related to a common body of facts, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) Bancorp and the Surviving Corporation shall not be liable for any settlement effected without the prior written consent of Bancorp. The provisions of this Section 5.18(c) shall not alter, impair or be in derogation of the rights of the Company's present and former directors and executive officers who were a party to an Indemnification Agreement under their existing Indemnification Agreements with the Company, all of which shall remain in effect and be assumed or affirmed, as the case may be, by the Surviving Corporation and Bancorp as of the Effective Date in accordance with and subject to Section 5.18(a).

         5.19 SEC Filings. Each of the Company and Bancorp shall timely file all reports on Form 10-K, Form 10-Q and Form 8-K and other documents required to be filed by it with the SEC under the Exchange Act from the date of this Agreement to the Effective Date.

         5.20 Form S-8 Registration. Bancorp shall use all reasonable efforts to file with the SEC within 30 days after the Effective Time a Registration Statement on Form S-8 (or any successor form thereto) under the Securities Act relating to shares of Class A Common Stock issuable (i) out of the Retention Pool and (ii) upon exercise of a Company Option that was converted into a Substitute Option pursuant to Section 2.2 hereof and upon exercise of any other options which may be granted after the Effective Date under any stock option plan of the Company in effect on the date of this Agreement.

                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         6.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each of Bancorp and the Company to consummate the transactions contemplated hereby is subject to the satisfaction or written waiver by Bancorp and the Company prior to the Effective Time of each of the following conditions:

                  (a) Stockholder Approvals. This Agreement and the Merger shall have been duly adopted by the requisite affirmative vote of the stockholders of the Company.

                  (b) Regulatory Approval. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which Bancorp reasonably determines would (i) following the Effective Time, have a Material Adverse Effect on Bancorp or the Surviving Corporation or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that Bancorp would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

                  (c) No Injunction. No court or Regulatory Agency of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statue, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or otherwise makes illegal consummation of the transactions contemplated by this Agreement.

                  (d) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Class A Common Stock to be issued in the Merger shall have been received and be in full force and effect.

                  (f) Listing. The shares of Class A Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (g) Employment Agreement. The Company shall have entered into an employment agreement with Ben Plotkin substantially in the form of Exhibit D hereto.

                  (h) Officers and Directors of the Surviving Corporation. The officers and directors of the Surviving Corporation shall be mutually agreed upon by the parties.

         6.2 Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is also subject to the satisfaction or written waiver by the Company prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Bancorp set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified by materiality or Material Adverse Effect which shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date); and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Bancorp by an executive officer of Bancorp to such effect.

                  (b) Performance of Obligations of Bancorp. Bancorp shall have performed in all material respects all agreements, covenants and obligations required to be performed by it under this Agreement at or prior to the Effective Time, including, without limitation, the establishment of the Retention Pool, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Bancorp by an executive officer of Bancorp to such effect.

                  (c) Opinion of the Company's Counsel. The Company shall have received an opinion of Pitney, Hardin, Kipp & Szuch, special counsel to the Company, dated the Effective Date, to the effect that on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by stockholders of the Company who receive shares of Class A Common Stock in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional share interests.

                  (d) Agreement with respect to Future Operations. The parties will have entered into an agreement substantially in the form of Exhibit E hereto, with respect to the future operations and management of the Company after consummation of the transactions contemplated herein.

                  (e) Board Seat. Ben Plotkin shall be elected as a member of the Board of Directors of Bancorp on or prior to the Effective Date.

         6.3 Conditions to Obligation of Bancorp. The obligation of Bancorp to consummate the transactions contemplated by this Agreement is also subject to the satisfaction or written waiver by Bancorp prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified by materiality or Material Adverse Effect which shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date); and Bancorp shall have received a certificate, dated the Effective Date, signed on behalf of the Company by an executive officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all agreements, covenants and obligations required to be performed by it under this Agreement at or prior to the Effective Time; and Bancorp shall have received a certificate, dated the Effective Date, signed on behalf of the Company by an executive officer of the Company to such effect.

                  (c) Consents. The Company shall have obtained all consents and approvals of third parties required to effectuate the transactions contemplated by this Agreement, each of which shall have been obtained without the imposition of any materially adverse terms or conditions.

                  (d) Opinion of Bancorp's Counsel.  Bancorp shall have received an opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel to Bancorp, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368(a) of the Code.


                                   ARTICLE VII
                                   TERMINATION

         7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time after the occurrence of any of the following events, but prior to the Effective Date (notwithstanding any approval of this Agreement by the stockholders of the Company):

                  (a)      by mutual written consent of Bancorp and the Company;

                  (b) by either Bancorp or the Company, if any court or Regulatory Agency shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (c) by either Bancorp or the Company, if the Merger has not been consummated by August 31, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Date);

                  (d) by either Bancorp or the Company, if the Meeting shall have been held, and the stockholders of the Company shall have failed to approve and adopt the Merger, this Agreement and the transactions contemplated hereby at such meeting;

                  (e) by either Bancorp or the Company in the event that written notice is received which states that any required regulatory approval contemplated by Section 6.1(b) will not be approved or has been denied or shall be approved only upon or subject to conditions that would cause the condition set forth in Section 6.1(b) not to be satisfied;

                  (f) by Bancorp, if a tender offer or exchange offer for more than 15% of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company, within ten business days after such tender offer or exchange offer is so commenced, fails to recommend against acceptance of such tender offer or exchange offer by its stockholders or takes no position with respect to such offer;

                  (g) by Bancorp, if any Person or group (as that term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have acquired beneficial ownership or the right to acquire beneficial ownership of more than 40% of the then combined voting power of all classes of the capital stock of the Company;

                  (h) by Bancorp, if the Board of Directors of the Company does not recommend to its stockholders the approval of the Merger, this Agreement and the transactions contemplated hereby, or withdraws, or modifies or changes in a manner adverse to Bancorp, its recommendation to approve the Merger, this Agreement and the transactions contemplated hereby, or shall have resolved to do any of the foregoing;

                  (i) by Bancorp or the Company, if the Company or its stockholders received an offer for a Competing Transaction that the Board of Directors of the Company, after consultation with its outside legal counsel and financial advisors, determines in good faith is more favorable to the stockholders of the Company from a financial point of view than the transactions contemplated by this Agreement, and the Board of Directors of the Company accepts, recommends or resolves to accept or recommend to the Company's stockholders such a Competing Transaction; provided that prior to such termination by the Company, the Company shall provide Bancorp written notice of its intention to terminate this Agreement pursuant to this Section 7.1(i) at least three business days prior to such termination, which notice shall also identify the Competing Transaction and accurately describe all material terms thereof;

                  (j) by Bancorp, if there has been any breach of any representation or warranty in this Agreement by the Company, which breach cannot be or has not been cured within 30 days after the giving of written notice to the Company (provided that Bancorp may terminate this Agreement pursuant to this Section 7.1(j) only with respect to a breach or breaches that would permit Bancorp not to consummate the Merger under the standards set forth in Section 6.3(a)), or if the Company breaches in any material respect any material covenant of the Company contained in this Agreement and such breach cannot be or has not been cured within 30 days of the giving of written notice to the Company;

                  (k) by the Company, if there has been any breach of any representation or warranty in this Agreement by Bancorp, which breach cannot be or has not been cured within 30 days after the giving of written notice to Bancorp (provided that the Company may terminate this Agreement pursuant to this Section 7.1(k) only with respect to a breach or breaches that would permit the Company not to consummate the Merger under the standards set forth in Section 6.2(a)), or if Bancorp breaches in any material respect any material covenant of Bancorp contained in this Agreement and such breach cannot be or has not been cured within 30 days of the giving of written notice to Bancorp; and

                  (l) by the Company, if Duff & Phelps shall have withdrawn its Fairness Opinion prior to the date that the Proxy Statement is first mailed to the holders of Company Common Stock; provided that the right of the Company to terminate the Agreement pursuant to this Section 7.1(l) shall terminate on the date that the Proxy Statement is first mailed to the holders of the Company Common Stock.

                  (m) by the Company, if the Average Price is less than $13.60 and the Company notifies Bancorp in writing of its intention to terminate this Agreement pursuant to this Section 7.1(m) and Bancorp does not within five business days of receipt of such notice (i) agree to increase the Conversion Ratio to an amount equal to the quotient of $8.28 divided by the Average Price and (ii) agree to establish the Closing Date within ten business days of receipt of the Company's notice under this Section 7.1(m).

         7.2 Effect of Termination. In the event this Agreement is terminated pursuant to this Article VII, the Merger shall be abandoned and this Agreement shall become void and of no force and effect, without further action by any of the parties to this Agreement, except for the agreements contained in the last sentence of Section 5.8, and in Sections 8.8, 8.11, 8.12 and 8.13; provided that, in addition to the amounts payable pursuant to Section 8.8, any termination of this Agreement pursuant to this Article VII shall not relieve any party from any liability for the breach of any material representation, warranty or covenant contained in this Agreement or be deemed to constitute a waiver of any remedy available for such breach. Subject to Section 5.8(B) hereof, upon termination of this Agreement, each party shall return all documents and other materials of any other party relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated hereby (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by Bancorp, which shall be as soon as practicable after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VI hereof, unless extended by mutual agreement of the parties.

         8.2 Notices. Any notice or other communication under this Agreement shall be in writing and shall be delivered personally or sent by registered mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or at such other addresses as shall be specified by the parties by like notice).

  If to Bancorp:         BankAtlantic Bancorp, Inc.
                         1750 East Sunrise Boulevard
                         Fort Lauderdale, Florida 33304
                         Telecopy: (954) 768-0520
                         Attention: Alan B. Levan

       Copy to:          Stearns Weaver Miller Weissler
                         Alhadeff & Sitterson, P.A.
                         150 West Flagler Street
                         Miami, Florida 33130
                         Telecopy:  (305) 789-3395
                         Attention: Alison W. Miller, Esquire

If to the Company:       Ryan, Beck & Co., Inc.
                         220 South Orange Avenue
                         Livingston, New Jersey 07039
                         Telecopy: (973) 597-1258
                         Attention: Ben A. Plotkin

       Copy to:          Pitney, Hardin, Kipp & Szuch
                         200 Campus Drive
                         Florham Park, New Jersey 07932
                         Telecopy: (973) 966-1550
                         Attention: Ronald H. Janis, Esq.

Such notices, demands, claims and other communications shall be deemed given when actually received or (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery,
(b) in the case of registered U.S. mail, five days after deposit in the U.S. mail, or (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise.

         8.3 Entire Agreement. This Agreement and the Schedules and Exhibits hereto contain every obligation and understanding between the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

         8.4 Assignment. This Agreement may not be assigned by any party without the written consent of the other party; provided that Bancorp may assign this Agreement to one of its Subsidiaries, whether such Subsidiary currently exists or is formed in the future, without such written consent; and provided further that Bancorp shall remain primarily liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

         8.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by a person who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

         8.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person (including, without limitation, any stockholders or employees of the Company) other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except that the present and former directors and executive officers of the Company and the Company Subsidiaries are intended beneficiaries of Section 5.18.

         8.7 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

         8.8   Fees and Expenses.

                  (a) Except as provided below, all fees and expenses incurred in connection with the Merger, this Agreement, the Company Stock Option Agreement and the transactions contemplated by this Agreement and the Company Stock Option Agreement shall be paid by the party incurring such fees or expenses, except that the expenses payable in connection with printing and mailing the Proxy Statement shall be shared equally between the Company and Bancorp. In no event shall the aggregate fees and expenses incurred by or on behalf of the Company in connection with the Merger, this Agreement and the transactions contemplated hereby exceed $500,000 in the aggregate.

                  (b) If this Agreement shall be terminated pursuant to Section 7.1(d) and there has been a material breach of any Stockholder Voting Agreement or if this Agreement shall be terminated pursuant to Sections 7.1(f), (g), (h),
(i) or (j), then the Company shall pay Bancorp an amount equal to all reasonable expenses (including reasonable attorneys' and advisors' fees) incurred by Bancorp and Acquisition in connection with this Agreement, the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement up to $500,000 (the "Expense Reimbursement").

                  (c) If this Agreement shall be terminated pursuant to Sections 7.1(d) and on the date of the Meeting a Competing Transaction had been proposed or publicly announced, or if this Agreement shall be terminated pursuant to Sections 7.1(f), (g), (h), (i) or (j), and within eighteen (18) months thereafter, the Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated (other than a tender offer or exchange offer for less than 50% of the outstanding shares of capital stock of the Company or the acquisition by any Person or group of less than 50% of the then outstanding shares of capital stock of the Company), then the Company shall pay Bancorp an amount equal to $2,000,000 (less any portion of the Expense Reimbursement theretofore paid) (the "Termination Fee") and if all or any portion of the Expense Reimbursement has not yet been paid, such portion of the Expense Reimbursement shall no longer be payable upon payment of the Termination Fee.

                  (d) If this Agreement shall be terminated pursuant to Section 7.1(k), then Bancorp shall pay the Company an amount equal to all reasonable expenses (including reasonable attorneys' fees and advisors' fees) incurred by the Company in connection with this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby up to $500,000.

                  (e) Each party agrees that the actual damages accruing to Bancorp from termination of this Agreement pursuant to those termination provisions and circumstances referenced in Section 8.8(c) are incapable of precise estimation and would be difficult to prove, and that the damages stipulated herein bear a reasonable relationship to the potential injury likely to be sustained in the event of termination pursuant to such occurrences. The payments stipulated in Section 8.8(c) are intended by the parties to provide just compensation in the event of termination pursuant to those termination provisions referenced in Section 8.8(c), and is not intended to compel performance or to constitute a penalty for nonperformance.

                  (f) Any payment required to be made pursuant to Sections 8.8(b), (c) or (d) shall be made to Bancorp or the Company, as applicable, not later than five business days after the occurrence of the event for which such party is entitled to payment and delivery by the party entitled to such payment to the other of a notice of demand for payment, provided that the payment of expenses pursuant to Sections 8.8(b) or (d) shall be within five business days after delivery of an itemization setting forth in reasonable detail all expenses of Bancorp, Acquisition or the Company, as applicable, for which such party is entitled to reimbursement hereunder (which itemization may be supplemented and updated from time to time until the 30th day after the party entitled to payment delivers such notice of demand for payment). All payments required to be made pursuant to this Section 8.8 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to payment in the notice of demand for payment delivered pursuant to this Section 8.8(f).

                  (g) In the event Bancorp exercises the option granted under the Company Stock Option Agreement, Bancorp shall, simultaneously with the closing under the Company Stock Option Agreement, refund to the Company an amount equal to any Termination Fee paid to Bancorp prior to such exercise less an amount equal to the expenses incurred by Bancorp and Acquisition in connection with the Merger, this Agreement, the Company Stock Option Agreement and the transactions contemplated by this Agreement and the Company Stock Option Agreement. In the event that after Bancorp has exercised the option granted under the Company Stock Option Agreement, Bancorp becomes entitled to receive the Termination Fee hereunder, the Termination Fee due to Bancorp from the Company shall be an amount equal to (i) the Termination Fee less (ii) the aggregate net profit realized by Bancorp pursuant to all exercises of the option under the Company Stock Option Agreement.

         8.9 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

         8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         8.11 Litigation; Prevailing Party. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

         8.12 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

         8.13 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the date and year first above written.

                                     BANKATLANTIC BANCORP, INC.



                                     By:-----------------------------------
                                     Name:
                                     Title:


                                      BCP ACQUISITION CORPORATION



                                      By:----------------------------------
                                      Name:
                                      Title:


                                      RYAN, BECK & CO., INC.



                                      By:----------------------------------
                                      Name:
                                      Title:

                                    Exhibit A

                                VOTING AGREEMENT


         This Voting  Agreement  is entered into as of February __, 1998 between
BankAtlantic   Bancorp,   Inc.,   a   Florida   corporation    ("Bancorp")   and
________________________ ("Stockholder")


                              W I T N E S S E T H:

         WHEREAS, simultaneously with the execution of this Agreement, Bancorp, Ryan, Beck & Co., Inc., a New Jersey corporation (the "Company"), and BCP Acquisition Corporation, a New Jersey corporation ("Acquisition"), have entered into an Acquisition Agreement, dated as of the date hereof (the "Acquisition Agreement"), pursuant to which Bancorp will acquire the Company through the merger of the Company with and into Acquisition (the "Merger"); and

         WHEREAS, in connection with the Merger, Stockholder will receive shares of Bancorp's Class A Common Stock, par value $.01 per share, in exchange for Stockholder's entire equity interest in the Company; and

         WHEREAS, as a material inducement to Bancorp and Acquisition to enter into the Acquisition Agreement and agree to acquire the Company, Stockholder, who is also a member of the Board of Directors of the Company, has agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants, representations and warranties contained in this Agreement, the parties agree as follows:

         1.   Representations   and  Warranties  of   Stockholder.   Stockholder
represents and warrants to Bancorp as follows:

                  (a) Title to Shares. Stockholder is now, and at all times through the Effective Time of the Merger (the "Effective Time") will be, directly or indirectly, the record holder or beneficial owner of _________ shares of the Company's issued and outstanding common stock, par value $.01 per share (collectively, the "Stockholder Stock").

                  (b) Authority; Binding Agreement. Stockholder has full legal capacity, right, power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Stockholder, and constitutes the legal, valid and binding obligation of Stockholder, enforceable in accordance with its terms, except to the extent that its enforcement may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (c) The execution, delivery and performance of this Agreement by the Stockholder, and the consummation of the transactions contemplated hereby, do not and will not constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Stockholder or to which the Stockholder is subject or bound, or require consent or approval under such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.

         2.       Covenants of Stockholder.

                  (a) Vote of Stockholder Stock in Favor of Merger. Unless and until the Merger Agreement shall have been validly terminated in accordance with its terms (an "Event of Termination"), Stockholder agrees to vote, or cause all of the Stockholder Stock to be voted, (i) in favor of the Merger,(ii) against any merger, consolidation, share exchange, business combination, asset sale or other extraordinary corporate transaction involving the Company, other than the Merger, or any other action or agreement that would result in any of the conditions to the Company's obligations under the Acquisition Agreement not being fulfilled, or (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Acquisition Agreement. Stockholder also agrees, unless and until an Event of Termination has occurred, to act in all other respects to use his best efforts to cause the consummation of the Merger and the transactions contemplated by the Acquisition Agreement.

                  (b) Sale of Stockholder Stock. Unless and until the occurrence of an Event of Termination, Stockholder will not, directly or indirectly, (i) tender or permit the tender into any tender or exchange offer of any shares of Stockholder Stock, (ii) sell, transfer or otherwise dispose of or encumber or permit the sale, transfer or other disposition or encumbrance of any shares of Stockholder Stock or (iii) deposit any shares of Stockholder Stock into a voting trust or enter into a voting agreement or arrangement with respect to such Stockholder Stock or grant any proxy with respect thereto, except in each case pursuant to the Acquisition Agreement.

         3. Additional Shares. All references in this Agreement to Stockholder Stock shall be deemed to include any shares of capital stock of the Company subsequently acquired by Stockholder.

         4.       Miscellaneous.

                  (a) Notices. Any notice or other communication under this Agreement shall be in writing and shall be delivered personally, by facsimile transmission or by registered mail, return receipt requested, postage prepaid, to the parties. Such notices, demands, claims and other communications shall be deemed given when actually received or in the case of registered U.S. mail, on the date the postal service first attempts delivery.

                  (b) Waiver and Amendment. This Agreement may only be amended by an instrument in writing executed by the parties hereto. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

                  (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (d) Expenses. Except as otherwise provided herein or in the Acquisition Agreement, all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

                  (e) Prevailing Party. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

                  (f) Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

                  (g) Injunctive Relief. It is likely that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

                  (h) Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.


                                                BANKATLANTIC BANCORP, INC.



                                                By:----------------------------
                                                Name:
                                                Title:


                                                STOCKHOLDER



                                                Name:--------------------------

                                    Exhibit B

                            Form of Affiliate Letter



BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

Ladies and Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Ryan, Beck & Co., Inc., a New Jersey corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act'). I have been further advised that pursuant to the terms of the Acquisition Agreement dated as of February , 1998 (the "Acquisition Agreement") among BankAtlantic Bancorp, Inc., a Florida corporation ("Bancorp"), the Company and BCP Acquisition Corporation, a wholly owned subsidiary of Bancorp ("Acquisition"), the Company will be merged with and into Acquisition (the "Merger") and that as a result of the Merger, I may receive shares of Bancorp's Class A Common Stock (as defined in the Acquisition Agreement) in exchange for shares of Company Common Stock (as defined in the Acquisition Agreement) owned by me.

         I represent, warrant and covenant to Bancorp that in the event I receive any Class A Common Stock as a result of the Merger:

                  A. I shall not make any sale, transfer or other disposition of the Class A Common Stock in violation of the Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Acquisition Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Class A Common Stock to the extent I believed necessary with my counsel or counsel for the Company.

                  C. I have been advised that the issuance of Class A Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of the Company I may be deemed to have been an affiliate of the Company and the distribution by me of the Class A Common Stock has not been registered under the Act, that I may not sell, transfer or otherwise dispose of Class A Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Bancorp, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. I understand that Bancorp is under no obligation to register the sale, transfer or other disposition of the Class A Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  E. I also understand that stop transfer instructions will be given to Bancorp's transfer agent with respect to the Class A Common Stock and that there will be placed on the certificates for the Class A Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

                           "The securities  represented by this certificate have
                  been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration."

                  F. I also understand that unless the transfer by me of my Class A Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Bancorp reserves the right to put the following legend on the certificates issued to my transferee:

                           "The shares  represented by this certificate have not
                  been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Bancorp a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Bancorp, to the effect that such legend is not required for purposes of the Act.

         I understand that pursuant to the Acquisition Agreement, no certificate for Class A Common Stock shall be delivered to me in exchange for certificates representing Company Common Stock until I have executed and delivered this agreement.

                                            Very truly yours,



                                         By:-----------------------------------
                                         Name:


Accepted this               day of
February, 1998 by

BANKATLANTIC BANCORP, INC.



By:---------------------------------
Name:
Title:

                                    Exhibit C

            SUMMARY OF TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD


Grant:                                  Restricted  Shares  of  Class  A  Common
                                        Stock ("Restricted Shares").

Vesting: On the fourth anniversary date of the Merger (the "Vesting Date").

Condition for Vesting:                  Participant has remained an
                                        active full-time employee from the date of the Merger through the Vesting Date.

Accelerated Vesting:                    If during the four year period
                                        following the Merger, the Company should terminate participant's employment for any reason other than Cause (as defined below), Restricted Shares shall vest immediately upon termination.

                                        In the event employment is terminated due to death or disability, remaining Restricted Shares shall vest immediately upon such termination. (In the event of death, participant's Restricted Shares shall be provided to his designated beneficiary, or to his estate if no beneficiary is named).

Cause:                                  "Cause" shall mean:

                                        (i)   continued   failure   to   perform
                                        substantially participant's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to disability or death) or

                                        (ii)  engaging  in  illegal  conduct  or
                                        gross misconduct which is materially injurious to the Company.

Limitation on  Vesting:                 If  during  the four  year
                                        period    the     Company     terminates
                                        participant's  employment for Cause,  no
                                        Restricted Shares shall vest following such termination, and such Restricted
                                        Shares shall be forfeited.

                                        If   during   the   four   year   period
                                        employment is terminated by participant for any reason other than death or disability, no Restricted Shares shall vest.

Other:                                  This   summary  is  not  an   employment
                                        agreement between any participant and the Company.

                                        Participant shall provide to the Company
                                        any  Federal,  state,  local or  foreign
                                        taxes  as  shall  be   required   to  be
                                        withheld  pursuant to any applicable law
                                        or  regulation,   and  may  request  the
                                        Company    to    withhold     sufficient
                                        Restricted   Shares  to   satisfy   such
                                        withholding requirement.

                                        The   Restricted   Stock  Plan  will  be
                                        administered     by    the     Company's
                                        Compensation Committee.

The foregoing is qualified in its entirety to the plan.

                                   Exhibit D
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of _________, 1998, by and BEN A. PLOTKIN, whose address is 168 Western Drive, Short Hills, New Jersey 07578 ("Executive"), and Ryan, Beck & Co., Inc., a New Jersey corporation (the "Company"), a wholly-owned subsidiary of BankAtlantic Bancorp, a Florida corporation ("Bancorp").

         1. Pursuant to an Amended and Restated Employment Agreement dated _________ (as amended through the date hereof, the "Prior Agreement"), between Executive and the Company, Executive is currently employed by the Company as its President and Chief Executive Officer.

         2. The Company and Bancorp have entered into an Acquisition Agreement, dated February 9, 1998 (such agreement, as the same may be amended from time to time, is referred to as the "Acquisition Agreement"), pursuant to which Bancorp will acquire the Company by merger of the Company into a wholly-owned subsidiary of Bancorp (the "Merger"). At the Effective Date of the Merger, the Company and Bancorp will execute an agreement governing the operation of the Company independent from Bancorp (the "Independence Agreement").

         3. The Company, Bancorp and the Executive desire that commencing with the effective date of the Merger (the "Effective Date"), (i) the Executive be employed as Chairman, President and Chief Executive Officer of the Company upon the terms and conditions set forth in this Agreement, (ii) the Company's obligations to the Executive under the Prior Agreement be terminated in exchange for a lump sum payment to Executive of $780,000 (the "Buyout Sum") and the prior Agreement be terminated; and (ii) the Prior Agreement be replaced and superseded by this Agreement.

         Accordingly, the parties agree as follows:

         1.       Employment, Title, Duties and Term.

         1.1 Employment; Title; Duties. Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the term of employment set forth in Section 1.2 below. Executive shall serve as President and Chief Executive Officer of the Company and Chairman of the Company's Board of Directors, shall be responsible for the day-to-day management and operations of the Company and shall have such powers and perform such duties, consistent with such executive capacity, as may be assigned or delegated to him from time to time by the Board of Directors of the Company (the "Board of Directors"). Executive shall have the authority to hire employees of the Company, set their salary and make purchases within the parameters of the Company's annual operating and capital budget, which budget shall be subject to review and approval by the Board of Directors and by Bancorp. All other officers of the Company shall report directly to Executive, except as the Executive shall otherwise determine, and except that the chief compliance officer and/or internal auditor shall report directly to the Board of Directors. Executive's primary office shall be located in Livingston, New Jersey unless Executive, the Company and Bancorp mutually agree to change such location. Bancorp shall cause Executive to be nominated for election by Bancorp's shareholders to serve as a director of Bancorp during the Employment Period. If elected, Executive shall serve as a director of Bancorp. Bancorp will use its best efforts to accomplish such election. Executive shall not be entitled to receive any fees or other cash compensation in addition to the compensation specifically set forth herein for serving as a director, board committee member or officer of the Company, Bancorp or any of their respective subsidiaries or affiliates. Executive accepts such employment and agrees to perform all such services faithfully and diligently, and to discharge the responsibilities thereof to the best of his ability. Executive shall devote his full business time and attention and energies to the duties of his employment.

         1.2      Term and Payment.

         (a) Except in the case of earlier termination, as hereinafter specifically provided, the initial term of this Agreement shall be for two years commencing on the Effective Date, with one year being added at the end of such two year term and at each anniversary thereafter, provided that the Executive is actively employed by the Company on such date.

         (b) The Prior Agreement shall be terminated upon receipt by the Executive of the Buyout Sum, which shall be paid to the Executive, subject to federal and state tax withholding, on the date hereof.

         2. Base Salary. Subject to the provisions herein regarding resignation, termination with or without cause, death, and disability, the Company shall pay the Executive a salary in connection with his services hereunder in the amount of $260,000 per annum, subject to increase in the discretion of the Board of Directors, but in any event not less than Executive's salary of the previous year. The Executive's salary shall not be decreased without the Executive's prior written approval. The salary under this Section 2 shall be payable to the Executive not less frequently than monthly.

         3.       Bonus, Benefits and Expenses.

         3.1 Bonuses and Other Benefits. The Company shall also cause the Executive to receive, in addition to his salary, all other employee benefits (including a bonus or bonuses if declared by the Board of Directors in its discretion, and contributions to any profit sharing plan) in effect or hereafter to be offered by the Company. During the first year of this Agreement, the bonus paid to Executive shall not be less than $_________.

         3.2 Reasonable Business Expenses. Executive is expected and is authorized to incur reasonable expenses in the performance of his duties hereunder, including such expenses for the promotion of the business of the Company and Bancorp as entertainment, travel, and similar business expenses incurred in the performance of his duties as allowed in the Company's expense policy. The Company shall reimburse the Executive for all such expenses promptly upon periodic presentation by Executive of an itemized account with documentation of such expenses.

         3.3 Vacation. Executive shall be entitled to annual vacation (without deduction of salary or other compensation) in accordance with Bancorp's vacation policy for employees in effect from time to time, but in no event less than four weeks, such vacation to be taken at such time or times during such year as determined by Executive.

         3.4 Bancorp Directors' and Officers' Insurance. Executive shall be entitled in connection with his service as a director of Bancorp to coverage under any directors' and officers' insurance policy which Bancorp provides for Bancorp's directors and officers.

         3.5 Bancorp Option Plan. Executive shall be eligible to receive options to acquire Bancorp Common Stock as determined by the Bancorp Stock Option Committee pursuant to any plan maintained by Bancorp from time to time under which stock options may be granted to executives of Bancorp and its subsidiaries.

         3.6 Continuation of Deferred Trust. During the term hereof the Company shall use all reasonable efforts to continue in its current form the Company's deferred trust compensation plan and the rabbi trust thereunder.

         3.7 Automobile. The Company shall provide Executive with the use of an appropriate Company-leased automobile and reimbursement for automobile related expenses consistent with the Company's policy.

         4. Death of the Executive.

                  (a) In the event of the Executive's death during the term of this Agreement, the Company shall pay to the Executive's designated beneficiary, or if no beneficiary has been designated then to the Executive's estate, in addition to the salary earned by the Executive but unpaid as of the date of death, the amount of the Executive's then current annual base salary. Said amount shall be paid in a lump sum, within thirty (30) days after the date of death.

                  (b) If, but only if, a bonus or bonuses are declared for the salaried officers of the Company for such calendar year, the Company shall also pay to the Executive's designated beneficiary or estate a cash bonus reflecting Executive's performance for the partial calendar year in which his death occurs, in an amount equal to the average of the bonus accrued by the Company for the three previous fiscal years, multiplied by a fraction, the numerator of which is the number of days of the calendar year in which Executive was actively employed and the denominator of which is 365; then subtracting from the product so calculated any cash bonus or bonuses previously paid to Executive relating to (not necessarily paid during) such calendar year. Such bonus, if any, shall be payable at such time as the Company next pays bonuses generally to other executives.

                  (c) In the event of the death of the Executive, the Executive's personal representative, executor or administrator, as the case may be, shall be entitled, for the period set forth in the applicable plan, to exercise stock options granted to him by the Company and Bancorp as would otherwise have vested and been exercisable, had the Executive not died prior to the date that such Options are exercised. All Options not so exercised shall terminate.

          5. Disability of the Executive. If the Executive is unable to perform his regular duties and services by reason of illness or incapacity for a period of four consecutive months in any 12 month period: (a) the Company shall continue to pay his salary at his then current rate during such period of illness or incapacity, less the amount of any disability insurance benefits paid directly to the Executive from any policy or policies the premiums for which have been paid by the Company, and (b) the Company may thereafter terminate the Executive's employment under this Agreement upon payment of severance pay to the Executive in a lump sum ten days following termination in the amount of the Executive's annual base salary in effect immediately prior to the disability, and assignment to the Executive at no cost to him of all rights which the Company may then have in any disability income insurance policies on the Executive, which shall become the property of the disabled Executive.

          6.      Termination and Severance Pay.

                  This Agreement may be terminated during its term as follows:

                  (a)      Voluntary Resignation.

                            (i)  The  Executive  may  terminate  this  Agreement
without cause by voluntary resignation upon thirty (30) days' written notice to the Company.

                            (ii) In that event, monetary compensation (salary or
otherwise) due to the Executive hereunder will be terminated upon the effective date of the employment termination.

                            (iii) Following such  termination of the Executive's
employment, the Company shall continue to provide such medical and other benefits to Executive as it is required by law to provide and such other benefits as called for pursuant to the Company's plans and policies, if any.

                  (b) Involuntary Termination Without Cause (or Resignation for Good Reason).

                            (i) The Company may terminate this Agreement without
cause upon thirty (30) days' written notice to the Executive.

                            (ii)  If  Executive   resigns  from  his  employment
hereunder within six months of the occurrence of any of the events set forth below (each such event being referred to as "Good Reason"), such resignation shall have the same effect as a termination of this Agreement by the Company without cause provided that the Company has no basis for terminating the Executive pursuant to (c)(i) below (in which event it shall be treated as a termination pursuant to (c)). Any of the following shall constitute "Good Reason" hereunder: (a) the Company assigns Executive to a primary office located outside of Livingston, New Jersey, Executive objects to such assignment in writing and ten days pass following delivery of such written objection to Bancorp and to the Board of Directors without such assignment being withdrawn;
(b) Executive is assigned any material duties inconsistent with his duties as a President and Chief Executive Officer of the Company, (c) Executive is removed from, or not re-elected to, his position as President and Chief Executive Officer of the Company or any successor, or (d) persons are elected to the Board of Directors other than those designated by the individuals specified in and pursuant to the Independence Agreement without the prior written consent of Executive, (e) Bancorp causes the Company to adopt substantive and material policies with respect to the ongoing operations of the Company's business (such as compensation of non-executive officers or more aggressive underwriting policies) to which the Executive has indicated his opposition in a writing delivered to Bancorp and to the Board of Directors and such policies are not withdrawn within ten days after such written opposition is delivered, (f) Bancorp fails to provide reasonably appropriate capital upon reasonable terms to the Company to allow the company to operate and grow, Executive has notified Bancorp of such failure in a writing delivered to Bancorp and to the Board of Directors and such failure is not cured within ten days after such written notice is delivered, (g) the annual base salary of the Executive is reduced, or
(h) Bancorp breaches this Agreement or the Independence Agreement and fails to cure such breach within ten days after receiving written notice thereof from Executive.

                            (iii)  In the  event  the  Company  terminates  this
Agreement without cause or the Executive resigns for Good Reason, the Company shall pay severance pay to the Executive in an amount equal to the Executive's annual base salary. Such severance pay shall be paid in a lump sum, within ten
(10) days after the effective date of termination.

                            (iv)  If,  but  only  if,  a bonus  or  bonuses  are
declared for the salaried officers of the Company for such calendar year, the Company shall also pay Executive a cash bonus reflecting Executive's performance for the partial calendar year in which such termination occurs, in an amount equal to the average of the bonus accrued by the Company for the two previous fiscal years, multiplied by a fraction, the numerator of which is the number of days of the calendar year in which Executive was actively employed and the denominator of which is 365; then subtracting from the product so calculated any cash bonus or bonuses previously paid to Executive relating to (not necessarily paid during) such calendar year. Such bonus, if any, shall be payable at such time as the Company next pays bonuses generally to other executives.

                            (v) In the event of such  termination  without cause
or resignation for Good Reason, shares in the Company's retention pool created pursuant to the Merger Agreement, awarded to or held by the Executive and which have not fully vested shall automatically and fully vest and Executive shall have a period of no less than three months following termination in which to exercise such stock options.

                            (vi) Following such  termination,  the Company shall
continue to provide such medical and other benefits to Executive as it is required by law to provide and such other benefits as called for pursuant to the Company's then current plans and policies, if any.

                  (c)      Involuntary Termination with Cause.

                            (i) The Company may  terminate  this  Agreement  for
cause by giving written notice to the Executive stating that it is the Company's intention to terminate the Agreement effective immediately, and the Agreement shall so terminate. The term "cause" as used in this Agreement shall mean any of the following: (i) gross negligence, (ii) gross insubordination, (iii) material violations of any regulatory compliance rules, or (iv) a felony conviction of Executive.

                            (ii) Following such  termination,  the Company shall
continue to provide such medical and other benefits to Executive as it is required by law to provide and such other benefits as called for pursuant to the Company's then current plans and policies, if any.

         7.       Confidentiality.

                  (a) Non-Disclosure of Confidential Information. Except in the course of his employment with the Company and in the pursuit of the business of the Company or any of its subsidiaries or affiliates, Executive shall not, at any time during or following the term hereof, disclose or use, any confidential information or proprietary data of the Company or any of its subsidiaries or affiliates.

                  (b) No Hire. During the term of this Agreement and for a period of one year after the termination of this Agreement, Executive agrees that he will not, directly or indirectly, for or on behalf of himself or any other persons or entities, hire, initiate any offer of employment to or in a any other manner solicit the services of any person or entity who was, at any time during the one year period prior to the date of termination of this Agreement, an employee, or sales agent of the Company; provided however, that this provision shall not prohibit any person employing Executive from hiring any former Company employee or sales agent who will not be supervised by or reporting to the Executive.

                  (c) Specific Performance. Executive agrees that the Company does not have an adequate remedy at law for the breach of this section and agrees that he shall be subject to injunctive relief and equitable remedies as a result of the breach of this section. The invalidity or unenforceability of any provision of this Agreement shall not affect the force and effect of the remaining valid portions.

                  (d) Survival. This section shall survive the termination of Executive's employment hereunder and the expiration of this Agreement.

         8.       Notice.

                  Any notice to be given by either party under this Agreement shall be in writing and hand-delivered, delivered by Federal Express (or a similar courier) or mailed by certified mail with return receipt requested, and addressed to the other party at the address stated herein or such other address as may subsequently have been furnished by such other party in writing.. Any such notice shall be deemed to have been given on the date of delivery or mailing. Notices to the Company shall be sent to:

                  Ryan, Beck & Co.
                  200 South Orange Avenue
                  Livingston, NJ 07039
                  Attn.: CFO


and notices to the Executive shall be sent to him at:

                  168 Western Drive
                  Short Hills, New Jersey 07578.

         9. Entire Agreement. Upon termination of the Prior agreement as set forth herein, this Agreement shall set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, whether written or oral will be superseded by this Agreement; provided, however, that this Agreement shall not limit or in any way affect the rights, duties, or obligations that the Executive may have under any benefit plan of the Company, including, but not limited to, any pension plan, profit-sharing plan, or medical or health plan.

         10.  Governing Law.

         This Agreement has been executed and delivered in the State of New Jersey and shall in all respects be governed by and construed and enforced in accordance with the laws of New Jersey, including all matters of construction, validity, and performance.

         11. Modifications, etc.

         No modification, amendment, or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring to this Agreement and signed by both parties.

         12.  Enforcement of Agreement.

         The failure of either party at any time to enforce any of the provisions of this Agreement or to require performance by the other party of any of the provisions hereof shall not operate as or be construed as a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

         13.  Severability.

         The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects and to the fullest extent permitted by law as if such invalid or unenforceable provision were omitted.

         14.  Binding Agreement; Assignment.

         This Agreement shall be binding upon and shall inure to the benefit of the Company and Bancorp any legal successor to either of the Company or Bancorp shall be deemed to be substituted for the Company or Bancorp, as the case may be, under the provisions hereof.

         This Agreement shall also be binding upon and shall inure to the benefit of the Executive, his heirs, executors, legal representatives and assigns.

         Other than as set forth above in this Section, none of the Company, Bancorp or Executive shall have the right to assign its or his obligations or duties hereunder.

         15. Litigation: Prevailing Party. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party but in no event shall such amount exceed $50,000.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and date first above written.



                                RYAN, BECK & CO.

                                By: ______________________________



                                 ---------------------------------
                                    EXECUTIVE

                                    Exhibit E

                             INDEPENDENCE AGREEMENT


         THIS INDEPENDENCE AGREEMENT (the "Agreement") is entered into as of this ___________ day of ___________, 1998 by and among BankAtlantic Bancorp, Inc., a Florida corporation ("Bancorp"), BCP Acquisition Corporation, a New Jersey corporation which is wholly-owned by Bancorp ("Acquisition") and Ryan, Beck & Co., Inc., a New Jersey company ("Ryan, Beck").

         WHEREAS, the parties have entered into an Acquisition Agreement dated ___________, 1998 pursuant to which Ryan, Beck will be merged into Acquisition (the "Acquisition Agreement"); and

         WHEREAS, it is the parties desire to maintain the operations of Ryan, Beck (which after its merger with Acquisition will be referred to herein as the "Resulting Company") as an independent, autonomous subsidiary; and

         WHEREAS, Bancorp is in a position to provide capital to the Resulting Company to enable the Resulting Company to grow and pursue its business plan; and

         WHEREAS, the parties wish to evidence their respective understandings with respect to the ongoing operations of the Resulting Company after the merger.

         NOW THEREFORE, in consideration of the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Separate Subsidiary. The parties agree that the Resulting Company will be operated as a separate autonomous entity with operations separate and apart from the operations of Bancorp and Bancorp's other subsidiaries. To this end, the parties agree and acknowledge that (a) separate operating budgets will be established for the Resulting Company which are mutually acceptable to both Bancorp and the Resulting Company and (b) the books and records of the Resulting Company will be maintained in a way which will accurately reflect the separate operations and financial condition of the Resulting Company. Further, to the extent permitted under and subject to the Internal Revenue Code of 1986, as amended and the governing provisions of ERISA, Bancorp will seek to maintain Ryan, Beck's existing benefit plans in place for employees of the Resulting Company after the merger.

         2. Intercompany Transactions and Charges. The parties agree and acknowledge that it is impossible at this time to predict the transactions between and relative contributions of Bancorp and the Resulting Company after the merger. However, in any event, for purposes of the internal budgets and accounting contemplated by Paragraph 1, Bancorp and the Resulting Company will not enter into or effect any transaction, or provide or receive any services between the Resulting Company, on the one hand, and Bancorp and its subsidiaries on the other hand, except at prices and on terms which are not materially different than the prices and terms available for similar transactions and services with unrelated third parties. Further, Bancorp will not, for such purposes, charge the Resulting Company any intercompany charges or similar charges, except that Bancorp may charge the Resulting Company for charges or expenses actually incurred, whether directly by the Resulting Company or attributable to the Resulting Company, for which the Resulting Company receives an actual service or benefit. Additionally, Bancorp agrees that any restricted shares of its Class A Common Stock, par value $.01 per share, granted under the Incentive Plan (the "Plan") created pursuant to Section 5.17 of the Acquisition Agreement which are forfeited pursuant to the terms of the Plan will revert to Bancorp, and Bancorp stock options or restricted shares for a like amount of shares shall be made available for grant to newly-hired employees and officers of the Resulting Company (who are not participants in the Plan) pursuant to the terms of the relevant Bancorp plan without any additional charge to the Resulting Company for purposes of the internal budgets and accounting contemplated by Paragraph 1 hereof.

         3.       Management.

         (a) Bancorp, as the sole shareholder of the Resulting Company, agrees to grant to Alan B. Levan and Ben A. Plotkin (so long as they are available and employed by Bancorp in the case of Levan and the Resulting Company in the case of Plotkin) and Richard B. Neff or such other third party as may be mutually agreed upon by Messrs. Levan and Plotkin, the right to designate those persons who shall serve as the members of the Resulting Company's Board of Directors;
provided, however, that any designee to the Resulting Company's Board of Directors shall be acceptable to each of Messrs. Levan and Plotkin. Consistent with the terms of this Agreement, Bancorp agrees to vote its shares of the Resulting Company in favor of the election of the individuals so designated to the Resulting Company's Board of Directors.

         (b) The Board of Directors of the Resulting Company shall (i) elect the officers of the Resulting Company who shall serve at the pleasure of the Board,(ii) subject to the approval of Bancorp, establish annual budgets and performance goals for the Resulting Company, (iii) designate a management compensation committee which shall make recommendations to the Board regarding the compensation of the Resulting Company's non-executive officers and employees and recommendations to Bancorp regarding the compensation of executive officers and the granting of options to purchase Bancorp common stock available under Bancorp benefit plans and (iv) subject to anything to the contrary set forth herein, exercise such other responsibilities as customarily exercised by the Board of Directors of a corporation including, without limitation, the hiring and firing of employees.

         (c) Responsibilities of the Officers. Subject to the direction of the Resulting Company's Board of Directors, the officers of the Company shall be responsible for the day to day operations of the Resulting Company.

         4. Resources of Bancorp. Bancorp agrees that it will make available to the Resulting Company such resources as the parties mutually agree is appropriate, including capital, on terms consistent with past borrowings of the Company and mutually acceptable to the Boards of Directors of Bancorp and the Resulting Company.

         5. Extraordinary Events. The parties agree and acknowledge that, without Bancorp's prior approval, Resulting Company will take no extraordinary actions outside of the ordinary course of its business and will in no event (a) incur debt in violation of any net capital requirements applicable to the Company, (b) raise capital from third parties or issue any securities, (c) make any acquisitions or investments in excess of $100,000 for investment purposes,
(d) settle lawsuits outside of the ordinary course of business or on terms which could establish an adverse precedent for subsequent settlements or adversely affect the Resulting Company's future operations or (e) change the compensation of its executive officers.

         6. Termination. This agreement shall terminate in the event (a) the parties fail to agree upon a budget or performance goals for the Resulting Company, (b) the Resulting Company materially fails to meet its previously established performance goals other than as a consequence of adverse changes in market conditions or (c) there occurs a material change in the executive officers of the Resulting Company, including but not limited to, any change in the Chief Executive Officer of the Resulting Company.

         7.       Miscellaneous Assignment.

         (a) Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         (b) Waiver. Any of the parties hereto may extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         (c) No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (including, without limitation, any employees of the Company) other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (e) Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the date and year first above written.

                                                     BANKATLANTIC BANCORP, INC.



                                                     By:-----------------------
                                                        Name:
                                                        Title:


                                                     BCP ACQUISITION CORPORATION



                                                     By:-----------------------
                                                         Name:
                                                         Title:


                                                     RYAN, BECK & CO., INC.



                                                     By:-----------------------
                                                         Name:
                                                         Title: